                                                                   EXHIBIT 10.10










                            11099 North Torrey Pines Road
                                 La Jolla, CA 92037

                                   EXPANSION LEASE

                                   BY AND BETWEEN


                           Health Science Properties, Inc.

                                        and

                              Sequana Therapeutics, Inc.

                            TABLE OF CONTENTS

Article                                                  Page
-------                                                  ----
1.     Lease of Premises                                   3
2.     Basic Lease Provisions                              3
3.     Term                                                6
4.     Possession and Commencement Date                    6
5.     Rent                                                8
6.     Rent Adjustments                                    9
7.     Operating Expenses                                  9
8.     Rentable and Usable Area                           12
9.     Security Deposit                                   12
10.    Use                                                13
11.    Brokers                                            14
12.    Holding Over                                       14
13.    Taxes on Tenant's Property                         14
14.    Condition of Demised Premises                      15
15.    Common Areas and Parking Facilities                15
16.    Utilities and Services                             16
17.    Alterations                                        17
18.    Repairs and Maintenance                            19
19.    Liens                                              19
20.    Indemnification and Exculpation                    20
21.    Insurance - Waiver of Subrogation                  21
22.    Damage or Destruction                              22
23.    Eminent Domain                                     23
24.    Defaults and Remedies                              24
25.    Assignment or Subletting                           27
26.    Attorney's Fees                                    29
27.    Bankruptcy                                         29
28.    Definition of Landlord                             29
29.    Estoppel Certificate                               29
30.    Joint and Several Obligations                      30
31.    Limitation of Landlord's Liability                 30
32.    Project Control by Landlord                        30
33.    Quiet Enjoyment                                    30
34.    Quitclaim Deed                                     31
35.    Rules and Regulations                              31
36.    Subordination and Attornment                       31
37.    Surrender                                          31
38.    Waiver and Modification                            32
39.    Waiver of Jury Trial and Counterclaims             32
40.    [Intentionally Omitted]                            32
41.    Hazardous Materials                                32
42.    [Intentionally Omitted]                            34
43.    Miscellaneous                                      34
44.    Existing Space                                     35
45.    Option to Extend Term                              36
46.    Option to Expand                                   36

Exhibits
--------

"A"    Project Site Plan and Legal Description
"A-1"  Demised Premises (Floor One)
"A-2"  Demised Premises (Floor Two)
"B"    Work Letter
"C"    Budget
"D"    Rules and Regulations
"E"    Estoppel Certificate
"F"    Form of Acknowledgment of Term Commencement Date
"G"    Landlord Property List
"H"    Area to be Demolished/Removed by Landlord (Suite 280)
"I"    Credit Against Sublease Rent
"J"    Environmental and Building Reports

                                     LEASE

     THIS LEASE ("Lease") is made as of the 20 day of November, 1995, by and between Health Science Properties, Inc., A Maryland corporation (hereinafter called "Landlord") and Sequana Therapeutics, Inc., a California corporation (hereinafter called "Tenant"). Landlord and Tenant are sometimes hereinafter referred to as the Parties.

                                   RECITALS

     A. Tenant is the sublessee of approximately 25,063 rentable square feet comprising a portion of Suite 160 and Suite 160A on the first floor of the building described below ("Sublease Premises") pursuant to that certain Amended and Restated Sublease Agreement effective as of July 21, 1993 as amended by that certain First Amendment to Amended and Restated Sublease Agreement entered into as of January 1, 1994 by and between Tenant and IDEC Pharmaceuticals, Inc., a California corporation (IDEC), as sublessor, ("Sublease").

     B. IDEC is the tenant pursuant to a lease with Landlord dated July 31, 1986 by and between E.F. Hutton Life Insurance Company, a California corporation, as landlord, (as assumed by Landlord) and Robisol Corporation, a California corporation dba IDEC Inc., as tenant, (as assumed by IDEC), as amended by that certain First Amendment to Office Lease dated February 1, 1987, that certain Second Amendment to Lease dated January 27, 1988, that certain Third Amendment to Lease dated June 6, 1988, and that certain Fourth Amendment to Lease dated as of February 1, 1992 (collectively, "Master Lease").

     C. Tenant is the tenant of Suite 210 on the second floor of the building described below ("Suite 210") pursuant to a direct lease with Landlord dated August 16, 1995 ("Suite 210 Lease").

     D. Tenant now desires to expand the Suite 210 and Sublease Premises by leasing additional premises directly from Landlord as described below. Tenant also desires to terminate the Suite 210 Lease and apply the terms and conditions of this Lease to the rental by Tenant of Suite 210. The Parties further desire to enter into a new lease for the rental of the Sublease Premises in accordance with the terms and conditions of this Lease.

NOW THEREFORE, on the basis of the foregoing facts and in consideration of the mutual covenants, representations and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1.   LEASE OF PREMISES

          1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord commencing on the applicable Term Commencement Dates as hereinafter provided, those various premises known as Suite 160, Suite 160A, Suite 160 Exp., Suite 200, Suite 210, Suite 210 Exp., Suite 220, Suite 250, Suite 280 and Suite 290 (hereinafter collectively called the "Demised Premises" and sometimes individually the "Suite" or "Suites") within the building located at the address set forth in Section 2.1.1 below (hereinafter called the "Building"). The Demised Premises are crosshatched on the floor plans attached hereto as Exhibit "A-1" and "A-2", and are situated on the floor(s) and suite(s) of this Building as set forth in Section 2.1.2. The real property upon which the Building is located, and all landscaping, parking facilities, and other improvements and appurtenances related thereto, are hereinafter collectively referred to as the "Project", the site plan and legal description for which is attached hereto as Exhibit "A". All portions of the Project which are for the non-exclusive use of tenants of the Building, including without limitation driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and Building lobbies, are hereinafter referred to as "Common Area".

          1.2 This Lease supersedes and replaces the terms and conditions of the Suite 210 Lease.

     2.   BASIC LEASE PROVISIONS

          2.1 For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

              2.1.1  Address of the Building:

                     11099 North Torrey Pines Road
                     La Jolla, California  92037

              2.1.2  Designation of Demised Premises

                             Suite               Floor
                             -----               -----
                         1.  160                 First
                         2.  160 A               First
                         3.  160 Exp.            First
                         4.  200                 Second
                         5.  210                 Second
                         6.  210 Exp.            Second
                         7.  220                 Second
                         8.  250                 Second
                         9.  280                 Second
                        10.  290                 Second

          2.1.3  (a)  Rentable Area of Demised Premises:
                      57,989 total sq. ft. as follows:

                             Rentable
                             Area                Suite
                            ---------            -----
                         1. 25,063 sq. ft.       160 & 160A
                         2.  1,105 sq. ft.       160 Exp.
                         3.  5,821 sq. ft.       200
                         4.  2,558 sq. ft.       210
                         5.    632 sq. ft.       210 Exp.
                         6.  4,403 sq. ft.       220
                         8.  5,422 sq. ft.       250
                         9.  5,546 sq. ft.       280
                        10.  7,439 sq. ft.       290

                 (b)  Rentable Area of Building:
                      85,225 sq. ft. (subject to adjustment as provided in Secton 8.6 below)

                 (c)  Usable Area of Demised Premises:
                      50,884 sq. ft. as follows:

                             Usable
                             Area                   Suite
                             ------                 -----
                        1.  22,339 sq. ft.          160 & 160A
                        2.     962 sq. ft.          160 Exp.
                        3.   4,992 sq. ft.          200
                        4.   2,194 sq. ft.          210
                        5.     541 sq. ft.          210 Exp.
                        6.   3,780 sq. ft.          220
                        7.   4,683 sq. ft.          250
                        8.   4,866 sq. ft.          280
                        9.   6,527 sq. ft.          290

          2.1.4  Initial Basic Annual Rent:
                 $21.00 per square foot of Rentable Area (subject to adjustment in accordance with Section 6 hereof) as follows:

                            Initial Base
                            Rent/Year              Suite
                            ------------           -----
                        1.  $526,323.00            160 & 160A
                        2.    23,205.00            160 Exp.
                        3.   122,241.00            200
                        4.    53,718.00            210
                        5.    13,272.00            210 Exp.
                        6.    92,463.00            220
                        7.   113,862.00            250
                        8.   116,466.00            280
                        9.   156,219.00            290

           2.1.5  Initial Monthly Rental Installments of Basic Annual Rent:
                  $1.75 per square foot of Rentable Area (subject to adjustment in accordance with Section 6 hereof) as follows:

                      Initial Base
                      Rent/Month                Suite
                      -------------             -----
                    1.  $43,860.25             160 & 160A
                    2.    1,933.75             160 Exp.
                    3.   10,186.75             200
                    4.    4,476.50             210
                    5.    1,106.00             210 Exp.
                    6.    7,705.25             220
                    7.    9,488.50             250
                    8.    9,705.50             280
                    9.   13,018.25             290

           2.1.6  Tenant's Pro Rata Share of the Building as follows:

           At Execution                 At Completion
           of Lease                     of Suite 160 Exp.
           % Total                      and 210 Exp.
           RSF                          % Total RSF                Suite
           ------------                 -----------------          -----
              29.41%                         28.82%                160 & 160A
                   n/a                        1.27%                160 Exp.
               6.83%                          6.69%                200
               3.00%                          2.94%                210
                   n/a                        0.73%                210 Exp.
               5.17%                          5.06%                220
               6.36%                          6.23%                250
               6.51%                          6.38%                280
               8.73%                          8.55%                290
             --------                       -------
     TOTAL    66.01%                         66.67%

          2.1.7  (a) Estimated Term Commencement Date:

                     Suite 280            November 17, 1995
                     Suite 160 & 160A     January 1, 1996
                     Suite 160 Exp.       March 29, 1996
                     Suite 200            January 1, 1996
                     Suite 210            The date this Lease is executed
                                          by the Parties
                     Suite 210 Exp.       April 15, 1996
                     Suite 290            April 1, 1996
                     Suite 220            September 1, 1996
                     Suite 250            September 1, 1996

                  (b) Term Expiration Date:
                  December 31, 2001

           2.1.8  Security Deposit: $108,000.00

           2.1.9  Permitted Use:
                  Office use, research and development and related, legal uses, as consistent with the City of San Diego SR zoning ordinance

          2.1.10  Address for Rent Payment:
                  251 South Lake Avenue, Suite 535
                  Pasadena, CA  91101

                  Address for Notices to Landlord:
                  9737 Aero Drive, Suite 140
                  San Diego, CA  92123

                  Address for Notices to Tenant:
                  11099 North Torrey Pines Road, Suite 160
                  La Jolla, California  92037

          2.1.11  Guarantor of Lease: None

          2.1.12 The following Exhibits are attached hereto and incorporated herein: A, A-1, A-2, B, C, D, E, F, G, H, I, J

          2.1.13  Tenant Improvement Allowance:  $470,300.00

          2.1.14 Space Plan Submittal Date: Suite 160 Exp., November 24, 1995; Suite 210 Exp., December 1, 1995

    3.    TERM

          3.1 This Lease shall take effect upon the date of execution and delivery hereof by the Parties and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by the Parties.

         3.2     The approximate term of this Lease is as set forth in Section
2.1.7. The actual term of this Lease with respect to each Suite will be that period from the actual Term Commencement Date as defined in Section 4.2 below with respect to each Suite through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

      4.  POSSESSION AND COMMENCEMENT DATE

          4.1 Landlord shall use its reasonable efforts to deliver possession of the Suites to Tenant in phases on the approximate dates set forth in Section 2.1.7 (a). Upon the delivery of a Suite to Tenant as provided herein, the Suite shall become and constitute a portion of the Demised Premises subject to all of the terms and conditions of this Lease and Landlord and Tenant shall execute and deliver a supplement to this Lease confirming: (a) the delivery and commencement date with respect to said Suite; (b) the new Basic Annual Rent, the Suite increasing the Basic Annual Rent at the square foot rental rate then applicable under the Lease; (c) Tenant's new Pro Rata Share of Operating Expenses based upon the addition of the Suite to the Demised Premises; and (d) the increase in the Rentable Area of the Demised Premises based upon the addition of the Suite's Rentable Area as set forth in Section 2.1.3 (a) above. However, failure to execute and deliver such supplement shall not affect Landlord or Tenant's liability hereunder. Excepting Suite 160 Exp. and 210 Exp., the Demised Premises shall be delivered to Tenant as provided herein in their then "as is" condition. Notwithstanding the foregoing, the Suite (s) shall be tendered to Tenant in good condition and repair. With respect to Suite 160 Exp. and 210 Exp., Landlord shall tender possession of the Suites to Tenant with the work required of Landlord described in the work letter ("Work Letter") attached hereto as Exhibit "B", substantially completed. Tenant agrees that it shall submit to Landlord for review and approval Tenant's space plans ("Space Plans") for Suite 160 Exp. and Suite 210 Exp. not later than the dates set forth in Section 2.1.14 above. If Landlord fails to tender possession of any of the Suites to Tenant on their respective Estimated Term Commencement Dates for any reason whatsoever, Landlord shall have no liability to Tenant for such failure but Tenant shall not be responsible for the payment of any Rent (as defined below) applicable to the Suite to be delivered until the actual Term Commencement Date set forth in Section 4.2 below occurs with respect to such Suite. The work required of Landlord described in the Work Letter shall be deemed substantially completed, as that term is used in this Article 4 and elsewhere in this Lease, if Landlord has substantially completed all of Landlord's work identified on Tenant's plans and specifications (subject only to a punch list of items that do not materially interfere with Tenant's use of Suite 160 Exp. and Suite 210 Exp.), and has received the temporary occupancy certificate from the City of San Diego, if required, and a substantial completion certificate from the architect for the occupancy of the Suite 160 Exp. and Suite 210 Exp. Notwithstanding the foregoing, if the date of actual Term Commencement Date for Suites 160 Exp. and Suite 210 Exp., is delayed beyond the Estimated Term Commencement Date due solely to the failure of Tenant or Tenant's architect to timely review and approve the Construction Drawings (as defined in the Work Letter) and/or review, approve and/or deliver any item in the Work Letter including, but not limited to, Tenant's submittal to Landlord of the Space Plan by the dates provided in Section 2.1.14 above, then the actual Term Commencement Date for Suites 160 Exp. and Suite 210 Exp., will remain as set forth in Section 2.1.7 (a).

         4.2 Except as otherwise expressly provided herein, the actual Term Commencement Date with respect to each Suite shall be the later of the Estimated Term Commencement Date as set forth in Section 2.1.7 (a) with respect to such Suite and the day Landlord tenders possession of said Suite to Tenant substantially in the condition required above and has received a temporary certificate of occupancy from the appropriate governmental authorities, if required, for the legal occupancy of such Suite. Landlord and Tenant shall each execute and deliver to the other written acknowledgment of the actual Term Commencement Date for each Suite when such is established, and shall attach it to this Lease as Exhibit "F". However, failure to execute and deliver such acknowledgment shall not affect Landlord or Tenant's liability hereunder. The Term Expiration Date shall remain as set forth in
Section 2.1.7 (b) regardless of the actual Term Commencement Date.

         4.3 In the event that Landlord allows Tenant to enter upon the Demised Premises prior to the Term Commencement Date for the purpose of installing improvements or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Basic Annual Rent or Additional Rent (as defined below).

         4.4 The Parties hereby acknowledge that as of the date of this Lease, Suite 250 and Suite 220 are leased by Landlord to third parties and that the term of said leases do not expire until December 18, 1997. Following the date hereof until December 31, 1996, Landlord shall use its best efforts to cause said third party tenants to terminate their respective leases with Landlord and vacate such portions of the Building prior to the current expiration dates thereof so as to allow Landlord to tender possession of said premises to Tenant, provided, however, Landlord shall not be required to expend any sums, engage in any litigation or incur any liabilities in connection with such efforts. After Landlord having given Tenant ten (10) days prior written notice that all of the following have occurred: the expiration or sooner termination of said leases and the tender of possession of each such Suite to Tenant in substantially the condition set forth in
Section 4.1 above, and Landlord's receipt of a temporary certificate of occupancy, if required, from the appropriate governmental authorities for the legal occupancy of the Suite, such Suite shall be included in and become a part of the Demised Premises on all of the terms and conditions of this Lease.

         4.5 Tenant acknowledges that Landlord shall be performing remodeling work in the Building (including portions thereof which are or may become part of the Demised Premises) during the term of the Lease in connection with the tenant improvements to be constructed in Suite 160 Exp. and Suite 210 Exp. Tenant hereby agrees to allow Landlord to enter onto Suite 210, Suite 160, Suite 160A and other areas of the Demised Premises on reasonable notice to Tenant to perform such work. Tenant also agrees to allow Landlord to place plywood or attach other demising or protective structures to the glass wall frame of Suite 210 during the remodeling of Suite 160 Exp. and Suite 210 Exp.
to isolate Tenant from such remodel work. In the event Landlord requires a portion of the Demised Premises for a temporary staging area to construct the Building and tenant improvements at Suite 160 Exp. and/or Suite 210 Exp.,
Tenant agrees to surrender to Landlord such premises until such staging area is no longer required by Landlord and the Rent for such area shall be abated during the period of time Landlord occupies such premises. Except as expressly permitted herein, Tenant shall not be entitled to any abatement of Rent by reason of Landlord's remodeling or other construction activities at the Building. Notwithstanding the foregoing, any such entry into the Demised Premises by Landlord and Landlord's agents shall comply with all reasonable security measures of Tenant and shall not impair Tenant's operations more than reasonably necessary.

         4.6 Landlord shall cause to be constructed the initial tenant improvements in Suite 160 Exp. and Suite 210 Exp., ("Tenant Improvements") pursuant to the Work Letter attached hereto as Exhibit "B" at a cost to Landlord not to exceed Four Hundred Seventy Thousand Three Hundred Dollars ($470,300.00) ("Tenant Improvement Allowance") which shall include the cost of demolition, construction, project management by Landlord (which fee shall not exceed Three percent (3%) of the total cost of the Tenant Improvements), cost of space planning, architect, engineering and other related services, building permits and other planning and inspection fees. Tenant hereby acknowledges that Landlord, at its expense, has retrofitted to Tenant's satisfaction, the existing heating, ventilation and air conditioning system at Suite 290 such that the laboratory portions of Suite 290 are serviced by a ducted exhaust system. ("HVAC Ducting"). Tenant further acknowledges that Landlord, at its expense, has demolished to Tenant's satisfaction, certain interior walls and partitions in Suite 280 identified on Exhibit "H" attached hereto ("Demolition Work"). The cost of the HVAC Ducting and Demolition Work shall not be chargeable against the Tenant Improvement Allowance. Any costs incurred in performing the work described in the Work Letter in excess of the Tenant Improvement Allowance shall be borne solely by Tenant. If the total budgeted cost of the Tenant Improvements (as described in Exhibit "C" attached hereto) exceed Four Hundred Seventy Thousand Three Hundred Dollars ($470,300.00), then the overage shall be paid by Tenant to Landlord prior to the commencement of the construction of the Tenant Improvements. Any portion of Tenant Improvement Allowance not expended on the Demised Premises may be utilized by Tenant to improve Tenant's Sublease Space or other Suites, subject to Landlord's review and approval of the character, quality and cost of the proposed improvements and compliance with all legal requirements. Tenant shall not be entitled to use any portion of the Tenant Improvement Allowance on personal property improvements, trade fixtures or other equipment without the prior express written approval of Landlord which it may withheld in its sole discretion. Tenant shall have until June 30, 1998 to expend the unused portion of the Tenant Improvement Allowance, after which date Landlord's obligation to fund such costs shall expire.

         4.7 Landlord shall provide Tenant with a signage allowance ("Signage Allowance") of $10,000.00 to be used solely for designing and constructing a monument sign to be placed on North Torrey Pines Road. The signage shall be subject to Landlords review and approval as to location, design, size and construction material and may include, at Landlord's option, the names of other tenants at the Building. The signage shall be subject to the ordinances and permitting requirements of the City of San Diego and the rules and regulations of the association within which the Building is located. Any portion of the Signage Allowance not expended shall remain Landlord's funds.

         4.8 Landlord shall elect the architect, engineer, general contractor and major subcontractors who will be engaged in connection with the construction of the Tenant Improvements subject to Tenant's approval which shall not be unreasonably withheld or delayed. Landlord shall provide Tenant with copies of the draw requests from the construction loan or such other documentation reasonably required by Tenant to monitor expenditure of the Tenant Improvement Allowance. A detailed budget for the construction of the Tenant Improvements, prepared by Landlord and approved by Tenant, is to be attached hereto as Exhibit C (the "Budget"). Landlord shall not, without Tenant's prior written consent, incur any costs in connection with the construction of the Tenant Improvements that (i) would cause any line item in the Budget to exceed by more than ten percent (10%) or (ii) would cause the total cost of the Tenant Improvements to exceed the total cost set forth in the Budget by more than ten percent (10%). The Tenant Improvements, HVAC Ducting Work and Demolition Work shall be constructed in accordance with all applicable laws, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Within thirty (30) days of the issuance of the final certificate of occupancy, Tenant shall have the right to submit a written "punch list" to Landlord, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. Landlord also hereby assigns to Tenant, to the extent assignable and on a non-exclusive basis, all warranties with respect to the Demised Premises, including warranties which would reduce Tenant's maintenance obligations under this Lease, and shall cooperate with Tenant to enforce all such warranties.

         4.9 Any unresolved dispute concerning the Tenant Improvements shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association in San Diego, California.

    5.   RENT

         5.1 Tenant agrees, commencing on the Term Commencement Date for each of the Suites, to pay the Basic Annual Rent based upon an initial monthly rental rate set forth in Section 2.1.5, subject to the rental adjustments provided in Article 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments each in advance on the first day of each and every calendar month during the term of this Lease.

         5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share ("Tenant's Pro Rata Share"), as set forth in Section 2.1.6 and as may be subsequently amended, of Operating Expenses as provided in Article 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation the cost of utilities not paid by Tenant directly to the supplier and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

            5.3 Basic Annual Rent and Additional Rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other person or at such other place as Landlord may from time designate in writing. In the event the term of this Lease commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated on a Thirty (30) day basis for such period and shall be paid at the then current rate for such fractional month.

            5.4 In the event the Parties are unable to terminate the Master Lease as provided in Section 44 below, effective as of January 1, 1996, Landlord and Tenant agree that so long as the Sublease is in effect, Tenant shall receive a dollar for dollar credit hereunder for any basic monthly rent paid under the Sublease in excess of the amount that would have been payable under this Lease for the Sublease Premises, all as set forth in Exhibit I attached hereto.

     6.     RENT ADJUSTMENTS

            6.1 The Basic Annual Rent and the monthly rental installments of Basic Annual Rent, shall be subject to upward adjustment once every year in proportion to rises in the Consumer Price Index as provided within this
Article 6. The first such adjustment shall become effective commencing with that monthly rental installment which is due on or after January 1, 1997 and subsequent adjustments shall become effective on the same day of every calendar year thereafter for so long as this Lease continues in effect.

            6.2   The Basic Annual Rent shall be adjusted upward as follows:

                  (a) The "Base Month" for purposes of each Rent adjustment shall be that month which is fifteen (15) months prior to the month in which the Rent adjustment occurs, and the "Comparison Month" shall be that month which is three (3) months prior to the month in which the Rent adjustment occurs.

                  (b) As used in this subsection, the term "Consumer Price Index" means the Consumer Price Index (all items) for all wage earners and clerical workers in the Los Angeles/Anaheim/Riverside metropolitan area (1982-84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982-84 base of the Consumer Price Index is hereafter changed, then the new base will be converted to the 1982-84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index at lease once every other month, then the successor or most nearly comparable index thereto selected by Landlord and approved by Tenant shall be used.

                  (c) In the event that the Consumer Price Index for the Comparison Month exceeds the Consumer Price Index for the Base Month, the Basic Annual Rent then payable (as increased by previous adjustments under this Section 6) shall be multiplied by a fraction, the numerator of which is the Consumer Price Index figure for the Comparison Month, and the denominator of which is the Consumer Price Index figure for the Base Month. Such amount as calculated shall be the Basic Annual Rent to be paid until the next date for adjustment hereunder.

                  (d) Notwithstanding the foregoing, Basic Annual Rent shall increase on account of any such adjustment a minimum of three percent (3%) from the prior year's Basic Annual Rent, and shall not increase more than six percent (6%) from the prior year's Basic Annual Rent.

       7.   OPERATING EXPENSES

            7.1   As used herein, the term "Operating Expenses" shall include:

                  (a) Government impositions including, without limitation, property tax costs consisting of real and personal property taxes, levies and assessments including lighting and landscape maintenance assessments, amounts due under any improvement bond upon the Building and/or Project including the parcel or parcels of real property upon which the Building and areas serving such Building are located or assessments levied in lieu thereof imposed by any governmental authority or agency, any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises or Buildings as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the

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


parking facilities serving the Building, any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises, any fee for a business license to operate an office building, and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance or gift taxes or taxes which are the personal obligation of Tenant or of another tenant of the Project. In addition, and notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay any portion of any tax or assessment expense (i) levied on Landlord's business income, unless such tax or assessment is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense (including carrying costs) were paid in installments over the longest permitted term without becoming delinquent; (iii) imposed on land and improvements other than the Project; (iv) occasioned by Landlord's failure to pay timely or perform any obligation of Landlord except to the extent such delay is attributable to Tenant; (v) consisting of a tax or assessment for the investigation, remediation or removal of any Hazardous Material attributable to another tenant of the Building and/or existing prior to Tenant taking possession of the Demised Premises; or (vi) attributable to Landlord's net gift or transfer taxes except to the extent such tax pertains to this Lease transaction.

                  (b) All other costs of any kind paid or incurred by Landlord in connection with the use, operation, maintenance, repair and replacement of the Building and the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including cost of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for future repairs and replacements (but not to exceed Twenty Five Thousand Dollars ($25,000) per annum for Tenant's portion of said reserves), costs of utilities furnished to the Common Areas, sewer fees, cable T.V., when applicable, trash collection, cleaning, including windows, heating, ventilation, air-conditioning, maintenance of landscape and grounds, maintenance of drives and parking areas, security services and devices, building supplies, maintenance and replacement to equipment utilized for operation and maintenance of the Project, capital expenditures (to the extent such expenditures exceed the previously unapplied portion of Tenant's reserve payments, such excess shall be amortized over the useful life of the improvement as determined under GAAP standards, but in no event to exceed seven (7) years), costs of complying with any applicable laws (to the extent not attributable to the acts or omissions of other tenants), hazardous waste remediation (to the extent attributable to the acts or omissions of Tenant or its agents, employees, contractors or invitees, or incurred by Landlord as a recurring expense in the ordinary course of maintenance of the Project), rules or regulations, insurance premiums including premiums for public liability, property casualty, earthquake (to the extent commercially reasonable) and environmental coverages, portions of insured losses paid by Landlord as part of deductible portion of loss by reason of insurance policy terms (provided however, with respect to deductibles paid under earthquake coverages, Tenant shall not be responsible for its Pro Rata Share of any deductible paid in excess of 10% of the loss and that Tenant shall pay no more than one hundred thousand dollars ($100,000) in insurance coverage deductibles per occurrence per annum with the balance of Tenant's Pro Rata Share of the insurance deductibles to be paid by Tenant over the useful life of the replaced improvement as determined under GAAP standards, but in no event to exceed seven (7) years, service contracts, costs of services of independent contractors retained to do work of nature before referenced, and costs of compensation (including employment taxes and health and insurance benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project (including the pro rata cost of Landlord's property manager and his/her office expenses), its equipment, the adjacent walks, landscaped areas, drives, and parking areas, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services, which costs of management services shall not exceed five percent (5%) of the Basic Annual Rent due from Tenant.

                  (c) Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions, legal expenses relating to other tenants, costs of repair to the extent actually reimbursed by payment received by Landlord of insurance proceeds, interest upon loans to Landlord or secured by mortgage or deed of trust covering the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an Operating Expense under subparagraph (a) above), salaries of executive officers of Landlord, depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto which are provided for in subparagraph (b) above) and taxes of the types set forth within the last sentence of subparagraph (a) above. In addition, and notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include any portion of the following repairs, maintenance, improvements, replacements, premiums, claims losses, fees, commissions, charges, disbursements attorneys' fees, experts' fees, costs and expenses (collectively, "Costs"): (i) Costs occasioned solely by Landlord's gross negligence, willful misconduct or intentional violation of law, or Costs arising solely and directly out of the failure of Landlord to construct the Tenant Improvements in a good and workmanlike manner; (ii)
Costs solely and directly occasioned by fire or other casualty, or by the exercise of the power of eminent domain, but only to the extent covered and paid for by insurance; (iii) Costs for which Landlord has a contractual right of reimbursement from other tenants of the Project, or Costs which Tenant pays directly to a third person; (iv) Costs incurred in connection with any tenant improvement, alteration or redecorating of any portion of any premises leased to and for the exclusive use of other tenants of the Building (but excluding improvements, alterations or redecorating of any Common Area); (v) Costs arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project or associated with separately metered utilities or with utilities and services of a type not provided to Tenant; and (iv) interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases.

          7.2 Tenant shall pay to Landlord on the first day of each calendar month of the term of this Lease, as Additional Rent, Landlord's estimate (as determined in Landlord's sole discretion) of Tenant's Pro Rata share (as set forth in 2.1.6) of Operating Expenses with respect to the Project for such month.

               (a) Within one hundred eighty (180) days after the conclusion of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the Actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days thereafter. If the amounts paid by Tenant pursuant to Section 7.2 exceeds Tenant's Pro Rata Share of Operating Expense for the previous calendar year, the difference shall be credited by Landlord against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany said statement with payment for the amount of such difference.

               (b) Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a 30-day month) for such fractional month.

          7.3 Tenant shall have the right, at Tenant's expense, upon reasonable notice during reasonable business hours, to have a Certified
Public Accountant inspect the portion of Landlord's books that are relevant to preparation of Landlord's actual Operating Expenses for any year end provided any request for such review shall be furnished within thirty (30) days of Tenant's receipt of such statement as to the prior year's Operating Expenses and that Landlord shall receive a copy of the results of such audit. An annual statement shall be deemed final and binding upon Tenant unless a request for review is furnished within said thirty day period. As a condition precedent to Tenant, exercising its right of inspection under this Section 7.3, Tenant shall not be in Default under the Lease in any respect and shall have paid to Landlord any disputed amounts claimed by Landlord as being owed by Tenant under this Lease.

          7.4 Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date, except if Landlord shall permit Tenant possession of the Demised Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession. The responsibility of Tenant for Operating Expenses attributable to the Demised Premises shall continue to the latest of (i) the date of termination of the Lease, or (ii) the date Tenant has fully vacated the Demised Premises.

          7.5 Operating Expenses for the calendar year in which Tenant's obligation to share therein commences and in the calendar year in which such obligation ceases, shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

     8.   RENTABLE AND USABLE AREA

          8.1 The term "Usable Area" as set forth in Section 2.1.3(c) and as may otherwise be referenced within this Lease is generally calculated in accordance with the 1980 Standard Method for Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (BOMA). The Usable Area refers generally to that approximate area to be occupied by Tenant, such area having been calculated by measuring to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office space of Tenant from adjoining usable area of other tenants and to the inside finished surfaces of the dominant portion of the permanent outer Building walls. No deductions are made with respect to such calculations for any columns or projections which may be included within that area necessary to the Building.

          8.2 The "Rentable Area" of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor and/or suite within the Building and totaling the Rentable Area of all floors and/or suites within the Building. The Rentable Area of a floor and/or suite is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as before set forth is included as Rentable Area without deduction for columns and projections or vertical penetrations which are defined as stairs, elevator shafts, flues, pipe shafts, vertical ducts, and the like and their enclosing walls.

          8.3 The Rentable Area of the Building is the total of Rentable Area of all suites within the Building.

          8.4 The term "Rentable Area" when applied to Tenant is that area equal to the Usable Area of the Demised Premised plus an equitable allocation of Rentable Area within the Building which is not then utilized or expected to be utilized as Usable Area, including but not limited to the portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby and mailroom.

          8.5 Review of allocations of Rentable Areas as between tenants of the Building and the Project may be made as frequently as in Landlord's opinion appears appropriate in order to facilitate an equitable apportionment of Operating Expenses. If such review is by a licensed architect, made in accordance with BOMA standards, and allocations are certified correct by such licensed architect, the Tenant shall be bound by such certifications.

          8.6 The Parties acknowledge that the total Rentable Area of the Building as set forth in Section 2.1.3(b) shall be increased upon the applicable Term Commencement Date with respect to Suite 160 Exp. and Suite 210 Exp. by the Rentable Area of each such Suite, which shall result in proportional adjustment of Tenant's Pro Rata Share of Operating Expenses.

     9.   SECURITY DEPOSIT

          9.1 Tenant shall deposit with Landlord upon the execution of this Lease the sum set forth in Section 2.1.8, which sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including but not limited to any provision relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of such security deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days following demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general fund. Tenant shall be entitled to interest on such deposit at rates paid from time to time on money market or passbook accounts as quoted by the Bank of America or other financial institutions reasonably acceptable to Landlord.

          9.2 In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such security deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

          9.3 Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

            9.4 The unapplied security deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration or earlier termination of this Lease, except for amounts that Landlord has deducted therefrom in order to cure defaults of Tenant under this Lease or compensate Landlord for damages for which Tenant is liable pursuant to this Lease.

            9.5   In lieu of the cash security deposit provided in Section
2.1.8 hereof, Tenant may, prior to the date this Lease is executed by both Parties, deliver to Landlord and maintain throughout the term hereof an irrevocable standby letter of credit (the "Letter of Credit") in favor of Landlord, in form and substance acceptable to Landlord in its sole discretion, and in the amount of the security deposit, with a term of not less than the term of this Lease. The Letter of Credit shall be issued by a bank or other financial institution acceptable to Landlord, in Landlord's sole discretion, and may be drawn upon by Landlord at any time that Landlord is or would be entitled to apply or use the security deposit (or any portion) thereof as provided in Section 9.1 hereof.

    10.     USE

            10.1 Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 and shall not use the Demised Premises, or permit the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's reasonable discretion consistent with the then existing use of the Building.

            10.2 Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of said certificate of occupancy, Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's particular use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupancy thereof.

            10.3 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and Project without Landlord's prior written consent, which may be withheld in Landlord's sole discretion (unless Tenant pays the cost of any such increase), and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project and Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section.

            10.4 Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

            10.5 No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant nor shall any changes be made in existing locks or the mechanism thereof. Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

            10.6 No awnings or other projection shall be attached to any outside wall of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or use in connection with, any window or door of the Demised Premises other than Landlord's standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord, nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord.

            10.7 No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Building without the prior written consent of Landlord. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and type acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

            10.8 Tenant shall cause any office equipment or machinery to be installed in the Demised Premises so as to reasonably prevent sounds or vibrations therefrom from extending into Common Areas as defined in
Section 1.1, or other offices or premises in the Building. Further, no equipment weighing five hundred (500) pounds, or greater, shall be placed upon the Demised Premises without advance notice to and approved by Landlord and placement, if approved by Landlord, shall be at a location designed to carry the weight of such equipment.

            10.9 Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for immoral, unlawful or objectionable purpose, nor shall Tenant knowingly cause, maintain or permit any nuisance or waste in, on, or about the Demised Premises, Building or Project.

    11.     BROKERS

            11.1 Tenant and Landlord each represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than John Burnham & Company, as have been disclosed in writing to Landlord and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

            11.2 Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

            11.3 Tenant acknowledges and agrees that the employment of brokers, if any, by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.2 herein.

    12.     HOLDING OVER

            12.1 If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the term of this Lease, Tenant shall become a tenant from month-to-month upon the date of such expiration or earlier termination, and in such case Tenant shall continue to pay in accordance with Article 5 the Basic Annual Rent as adjusted from the Term Commencement Date in accordance with Article 6, and Tenant's Pro Rata Share of Operating Expenses, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

            12.2 If Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred twenty five percent (125%) of the Rent (Basic Annual Rent and Additional Rent) in effect during the last thirty (30) days of the Lease term.

            12.3 Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

            12.4 The foregoing provisions of this Article 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

    13.     TAXES ON TENANT'S PROPERTY

            13.1 Tenant shall pay, prior to delinquency, any and all taxes or assessments levied against any personal property or trade fixtures placed in or about the Demised Premises.

            13.2 If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord pays the taxes based upon such increase in the assessed valued, then Tenant shall within thirty (30) days after demand repay to Landlord the taxes so levied against Landlord.

            13.3 If any improvements in or alterations to the Demised Premises, owned by Tenant, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard" in other spaces in the Building are assessed, then the real property taxes and assessments levied against Landlord or the Building by reason of such excess valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Sections 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Building leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Section 7.5, but shall be treated, as to such other tenants, as provided in this Section 13.3. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements or alterations are assessed at a higher valuation than Landlord's "Building Standard", such records shall be binding on both Landlord and Tenant.

    14.     CONDITION OF DEMISED PREMISES

            14.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building or Project, or with respect to the suitability for the conduct of Tenant's business except as expressly set forth in this Lease. The taking of possession of the Demised Premises by Tenant shall, except as otherwise agreed in writing by Landlord and Tenant conclusively establish that the Demised Premises and Building were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, Landlord shall provide that, on the applicable Term Commencement Date with respect to each Suite being tendered, (i) the electrical, plumbing, and mechanical systems servicing such Suite are in working order and in good condition, (ii) all ceiling area over such Suite is covered by ceiling tiles that are unbroken, (iii) the roof over such Suite is in good condition and water tight, (iv) there are no cracks, holes, or other damage to walls, floors, and doors at such Suite known to Landlord that have not been repaired, (v) all broken or damaged glass at such Suite has been replaced with new glass, and (vi) the carpet at such Suite is in good condition and there are no areas in need of immediate replacement to make such areas suitable for occupancy. Tenant's acceptance of the Demised
Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have construction defects in the Tenant Improvements or the Demised Premises repaired at no cost to Tenant. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall cause such defects to be repaired. Not withstanding the above, Tenant's right to have Landlord cause such defects to be repaired shall be deemed waived if written notice is not given to Landlord within thirty (30) days of the the date Tenant discovers such defect.

    15.     COMMON AREAS AND PARKING FACILITIES

            15.1 Tenant shall have the non-exclusive right, in common with others, to use the Common Areas, subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "D" together with such other reasonable and non-discriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion (the "Rules and Regulations"). Notwithstanding the foregoing, Tenant shall not be required to comply with any new Rules and Regulations unless the same do not unreasonably interfere with Tenant's use of the Demised Premises or Tenant's parking rights and do not materially increase the obligations or decrease the rights of Tenant under this Lease.

            15.2 As an appurtenance to the Demised Premises, Tenant shall have the non-exclusive right to use within the Project up to a maximum of four (4) parking spaces per one thousand (1,000) square feet of Usable Area leased by Tenant on a first-come, first-served non-assigned basis, for Tenant's employees, guest and invitees. Landlord shall not assign more parking rights to tenants in the Project than spaces that actually exist.

            15.3 Landlord reserves the right to modify Common Areas including the right to add or remove exterior and interior landscaping and to subdivide real property. It is recognized that Landlord specifically reserves the right as to a portion of the Building to allow exclusive use of corridors and restroom facilities located on specific floors to one or more tenants occupying such floors, provided Tenant herein shall not be deprived of the use of the corridors reasonably required to serve the Demised Premises or of restroom facilities serving the floor upon which the Demised Premise are located, and no such modification of the Common Areas shall unreasonably interfere with or diminish Tenant's use of the Demised Premises or materially increase the obligations or decrease the rights of Tenant under this Lease. Landlord shall at all times use its reasonable efforts to minimize any disruption to Tenant due to such modifications.

    16.     UTILITIES AND SERVICES

            16.1 To the extent such items are not included in Operating Expenses, Tenant shall pay for all water, (including the cost to service, repair, replace and operate any reverse osmosis and/or deionized water systems and other treated water) gas, heat, light, power, telephone, janitorial service, refuse collection, hazardous material collection and other utilities and services supplied to the Demised Premises, together with any taxes thereon. Tenant shall also pay for the cost to service, repair, relocate, replumb, replace and operate any gas or liquid distribution systems servicing the Demised Premises including any located in the Building but outside the Demised Premises. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion based upon its use of such utility to be determined by Landlord of all charges jointly metered with other premises or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which shall be paid by Tenant as Additional Rent.

            16.2 Landlord shall not be liable for nor shall any eviction of Tenant result from the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the gross negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent, nor be relieved from the operation of any covenant or agreement of this Lease.

            16.3 Tenant shall pay for, prior to delinquency, any utilities which may be furnished and billed to the Demised Premises during the term of this Lease.

            16.4 Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, but without limitation, data processing machines (excluding personal computers) and non standard laboratory equipment, which will in any way increase the amount of ventilation, air exchange, gas, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Demised Premises based upon Tenant's Pro Rata Share as set forth in Section 1.2.6 above.

            16.5 If Tenant shall require services in excess of that usually furnished or supplied for similar space in the Building, by reason of equipment operated and/or extended hours of business operation, then Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services and Tenant's payment as Additional Rent of an amount equal to the cost to provide such excess services and utility capacity.

            16.6 Utilities and services provided by Landlord and billed to the Demised Premises shall be paid by Tenant directly to the supplier of such utility or service.

            16.7 Landlord shall provide water in Common Areas for drinking and lavatory purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes of which fact Tenant constitutes Landlord to be the sole judge, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. Tentant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy, Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant. Tenant agrees to pay for water consumed, as shown on said meter, as and when bills are rendered, and on default in making such payment. Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by

Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

      16.8 Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or electric service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever. In the event of fire, earthquake, flood, vandalism, war, storm or similar cause of damage or destruction, this Section shall not apply and the provisions of Article 22 entitled Damage or Destruction shall apply and control.

      16.9 Notwithstanding anything to the contrary in this Lease, if as a consequence of (i) a material cessation of utilities required to be provided to the Demised Premises by Landlord, or (ii) the presence of a significant amount of Hazardous Materials which does not result from Tenant's release or emission of such Hazardous Material in or about the Demised Premises in violation of Hazardous Materials Laws, which renders the Demised Premises uninhabitable, and in any of the foregoing cases, Tenant is unable to use the Demised Premises for a continuous and consecutive period of thirty (30) days following written notice by Tenant to Landlord and Landlord's lenders, and Landlord fails or refuses to take any action to correct or otherwise remedy such situation, then Tenant shall be entitled to terminate the Lease upon ten
(10) days written notice to Landlord. If the interference persists for more than one hundred eighty (180) consecutive calendar days following written notice to Landlord and Landlord's lender despite Landlord's actions and efforts to correct or remedy such interference, Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord.

   17.    ALTERATIONS

      17.1 Tenant shall make no alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld and provided that Landlord shall not be required to incur any costs in connection therewith and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's sole discretion. In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

      17.2 Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

      17.3 Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

      17.4 All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Tenant shall obtain all applicable building permits and occupancy certificate. Tenant shall provide Landlord with "as-built" plans showing any change in the Demised Premises.

      17.5 Before commencing any work, Tenant shall give Landlord at least fourteen (14) days' prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond satisfactory to Landlord for said work.

      17.6 All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.8, attached to or built into the Demised Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work and paneling, exterior venting fume hoods and walk in freezers and refrigerators, shall, unless prior to such construction or installation, Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof.

      17.7 Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

      17.8 All business and trade fixtures, machinery and equipment, built-in furniture and cabinets, including but not limited to, those items listed on Exhibit "G" attached hereto, together with all additions and accessories thereto, installed in and upon the Demised Premises and paid for by Landlord shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the term of this Lease. If Tenant shall fail to remove all of its effects from the Demised Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in accordance with law, and store said effects, and Tenant agrees to pay Landlord upon demand any expenses incurred for such removal and storage or Landlord may, at its option, in accordance with law, sell said property or any of the same, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

      17.9 Notwithstanding any other provision of this Article 17 to the contrary, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, including, without limitation, the Tenant Improvements made pursuant to the Work Letter and paid for by Landlord without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

      17.10 Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost to Tenant of all changes installed by Tenant or its contractors or agents to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such changes, which will be accompanied by payment to Landlord of the percentage fee set forth above. Tenant shall reimburse Landlord for any extra expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup. Nothing contained in this provision shall be construed as obligating Tenant to pay such fee to Landlord with respect to the work to be performed pursuant to the Work Letter.

      17.11 Notwithstanding any of the foregoing, Tenant may construct non-structural alterations, additions and improvements ("Minor Alterations") in the Demised Premises with not less than fourteen (14) days prior written notice to Landlord but without Landlord's prior approval, if i) the cost of such work (whether conducted in one or a series of jobs) does not exceed Twenty Five Thousand Dollars ($25,000) ii) the Minor Alterations do not impact the Building systems such as electrical, heating, air conditioning, water and plumbing; and iii) are not visible from Common Areas of the Building. Minor Alterations shall not be subject to Section 17.10 above. Upon request, Landlord shall advise Tenant in Writing whether it reserves the right to require Tenant to remove any alterations from the Demised Premises upon termination of this Lease. Alterations and Tenant's trade fixtures, furniture, equipment and other personal property placed in the Demised Premises and paid for by Tenant ("Tenant's Property") shall at all times be and remain Tenant's property, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for alterations which cannot be removed without structural injury to the Demised Premises, or which have become fixtures of the Building, at any time, Tenant may remove Tenant's Property from the Demised Premises, provided that Tenant repairs all damage caused by such Property removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property located in the Demised Premises, and shall execute any document reasonably necessary to waive any lien or interest in Tenant's Property located in the Demised Premises.

     18.     REPAIRS AND MAINTENANCE

             18.1 Landlord shall repair and maintain the structural and exterior portions and Common Areas of the Building and Project, including, without limitations, roofing and covering materials, foundations, walls, the plumbing, fire sprinkler system (if any), heating, ventilating, air conditioning, elevator, and electrical systems installed or furnished by Landlord (and the full cost thereof shall be included as part of Operating Expenses to the extent permitted under Section 7 hereof), except to the extent such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the portion of the cost of such maintenance and repairs attributable to Tenant as set forth above.

             18.2     Except for services of Landlord, if any, required by
Section 18.1. Tenant shall at Tenant's sole cost and expense keep the Demised Premises and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear, casualties not caused by Tenant (subject to the provisions of Section 22 below), condemnation, Hazardous Materials (other than those released or emitted by Tenant in or about the Demised Premises) and alterations with respect to which Landlord has not reserved the right to require removal excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof. Tenant shall be responsible at its sole cost, for its own janitorial services for the Demised Premises. Notwithstanding anything to the contrary in this Lease. Tenant shall have no responsibility to perform or construct any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or any other occupant of the Project, or their respective agents, employees or contractors, (ii) occasioned by the exercise of the power of eminent domain, (iii) required as a consequence of any violation of Law or construction defect in the Demised Premises or the Project existing prior to the Term Commencement Date, and (iv) for which Landlord has a right of reimbursement from others.

             18.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time (not to exceed thirty (30) days unless such repair or maintenance work normally takes longer than thirty (30) days) in which event Landlord shall have a period of time reasonably required to complete such work after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. In the event Landlord fails to make any repairs or perform any maintenance as provided in this Lease within a reasonable time after receipt written notice from Tenant, Tenant may make repairs at Tenant's expense and seek reimbursement from Landlord without any offset or deduction from Rent and Tenant shall have no other rights with respect to any such failure. Notwithstanding the above, Tenant shall not be entitled to terminate the Lease by reason of any failure of Landlord to make repairs or perform any maintenance within the time periods provided herein.

             18.4 Repairs under this Article 18 which are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses, to the extent permitted under Section 7 hereof.

             18.5 This Article 18 relates to repairs and maintenance arising in ordinary course of operation of the Building and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Article 18 shall not be applicable and the provisions of Article 22 entitled "Damage or Destruction" shall apply and control.

     19.     LIENS

             19.1 Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises, the Building and the real property upon which the Building is situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after Tenant's receipt of written notice (whether from Landlord or otherwise) of the filing thereof, at the sole cost and expense of Tenant.

             19.2 Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

             19.3 In the event Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premise. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against an interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten (10) days after filing such Financing Statement cause (i) a copy of the Security Agreement or other documents to which Financing
Statement pertains to be furnished to Landlord to facilitate Landlords's being in a position to show such lien is not applicable to Landlord's interest and
(ii) its lender to amend documents of record so as to clarify that such lien is not applicable to any interest of Landlord in Building or Project.

     20.     INDEMNIFICATION AND EXCULPATION

             20.1 Tenant agrees to indemnify, defend, protect, save and hold Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees and disbursements), for injury to person or to property occurring within or about the Demised Premises, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released from, and shall indemnify, defend, protect and hold harmless Tenant from, all damages, liabilities, judgments, actions, claims, attorneys' fees, consultants' fees, payments, costs and expenses arising from the gross negligence or willful misconduct of Landlord or its agents or guests, Landlord's violation of Law with respect to the Building, or a material breach of Landlord's obligations or representations under this Lease.

             20.2 Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier including but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to the gross negligence or willful misconduct of Landlord, its agents or guests, Landlord's violation of Law with respect to the Building, or a material breach of Landlord's obligations or representations under this Lease. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

             20.3 Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or Project or of any other third party.

             20.4 Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

         21.  INSURANCE - WAIVER OF SUBROGATION

              21.1 Landlord, as part of Operating Expenses shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability and cost thereof and, as part of Operating Expenses (but not to be deemed as being required of Landlord) shall FURTHER INSURE as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any tenant improvements whether or not installed by Tenant or which are in addition to the Standard Improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building.

              21.2 Landlord, as part of Operating Expenses, shall carry public liability insurance with single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Project.

             21.3 Tenant at its own cost shall procure and continue in effect from the Term Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the term of this Lease (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence with respect to the Demised Premises.

              21.4 The aforesaid insurance required of Tenant shall name Landlord, without liability for premiums, as an additional named insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancelable or subject to reduction of coverage or cancellation except after thirty (30) days' prior written notice to Landlord from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

              21.5 Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, subject to the other provisions of this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

              21.6 In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

              21.7 Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control that is caused by or results from a risk which is actually or required to have been insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released. Such waivers shall continue as long as their respective insurers so permit. Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either (i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium (in the Tenant's case, in the proportion which the area of the Demised Premises bears to the insured area). If neither (i) nor
(ii) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

              21.8 Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's lender and/or to bring coverage limits to levels then being required of new tenants within the Project.

    22.      DAMAGE OR DESTRUCTION

             22.1 In the event of a partial or total destruction of the Building wherein the Demised Premises are located by fire or other perils covered by extended coverage insurance required to be carried under Section 21 hereof or earthquake insurance actually carried hereunder, and if the damage thereto is such that, in Landlord's reasonable judgment, the Building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy), provided that insurance proceeds are actually available therefor. Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If in Landlord's reasonable opinion the Building cannot be repaired, reconstructed or restored within a period of six (6) months from the date of such casualty, Tenant shall have the right to terminate the Lease as of the date of destruction. Tenant shall give written notice to Landlord of it's election to either terminate, or to continue in full force and effect the Lease within fourteen (14) days of the date of Landlord's notification to Tenant to restore the Building.

              22.2 In the event of any damage to or destruction of the Building wherein the Demised Premises are located, other than as provided in
Section 22.1, Landlord may elect, in its sole discretion, not to repair the Building in which event this Lease shall terminate as of the date of destruction. Landlord shall give written notice to Tenant of its election not to repair, reconstruct or restore the Building or Project within the thirty
(30) day period following the date of damage or destruction. If Landlord elects to repair, reconstruct and restore the Building, within thirty (30) days of the date of destruction, Landlord shall provide Tenant in writing with Landlord's reasonable time estimate for completion of repair and restoration of the Building. If in Landlord's reasonable opinion the Building cannot be repaired, reconstructed or restored within a period of six (6) months from the date of such casualty, Tenant shall have the right to terminate the Lease as of the date of destruction. Tenant shall give written notice to Landlord of it's election to either terminate, or to continue in full force and effect the Lease within fourteen (14) days of the date of Landlord's notification to Tenant to restore the Building.

              22.3 Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

             22.4 In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business.

             22.5 Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other uses beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided that, upon the written election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

             22.6 If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to restore to a condition substantially the same or better than which existed prior to the casualty of the Demised Premises which were originally provided at Landlord's expense; the repair and restoration of items not provide at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements, at Tenant's sole cost, from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements and all Tenant Improvements installed by Landlord to the condition in which they existed immediately prior to the casualty.

             22.7 Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises to the extent that insurance proceeds are not actually available therefor or when the damage resulting from any casualty covered under this Article occurs during the last twelve (12) months of the term of this Lease or any extension hereof unless Tenant exercised within thirty (30) days of the damage, its rights to extend the term of the lease as provided in Section 45 below. Notwithstanding anything to the contrary in this Lease, in the event of damage to the Demised Premises which is not fully covered by insurance actually carried, Landlord shall not have the right to terminate this Lease (i) if the damage is relatively minor (e.g., repair or restoration would cost less than five percent (5%) of the replacement cost of the Building); or (ii) if Landlord determines to rebuild the Building.

     23.     EMINENT DOMAIN

             23.1 In the event the whole of the Demised Premises, or such part thereof as shall materially and substantially interfere with the Tenant's use, occupancy and enjoyment thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may upon at least thirty (30) days prior written notice to the other party, terminate this Lease effective as of the date possession is required to be surrendered to said authority.

             23.2 In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the sole opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals or laboratory space. Tenant may elect to terminate this Lease provided such taking materially and substantially diminishes Tenant's use, occupancy and enjoyment of the Demised Premises. In no event shall this Lease be terminated when such a partial taking does not have a material adverse effect upon Landlord or Tenant or both.

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             23.3     Tenant shall be entitled to any award which is
specifically awarded as compensation for the taking of Tenant's personal property, which was installed at Tenant's expense, for costs of Tenant moving to a new location, the Lease bonus value (the difference between the Rent and fair market rent, if the Rent is lower than the fair market rent) and Tenant's trade fixtures. Except as before set forth, any award for such taking shall belong to Landlord.

             23.4     If upon any taking of the nature described in this
Article 23 this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises, Building, and Project to substantially their same condition prior to such partial taking. From and after the date of such taking, the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has diminished.

     24.     DEFAULTS AND REMEDIES

             24.1 Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate permitted by law. Notwithstanding the foregoing but without limitation upon Landlord's ability to declare Tenant in default for any non-payment or late payment of Rent, Landlord shall not impose any late charge or interest on account of Tenant's failure to pay any sum due to Landlord under this Lease, unless Tenant's failure to pay continues for five (5) days after Tenant's actual receipt of written notice of delinquency from Landlord.

             24.2 No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

             24.3 If Tenant fails to pay any sum of money (other than Basic Annual Rent or Rental Adjustments) required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided, that such failure by Tenant continues beyond the applicable cure period set forth below. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or highest rate permitted by law, whichever is less, shall be payable to Landlord on demand as Additional Rent.

             24.4 The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                      (a)  The abandonment of the Demised Premises by Tenant;

                      (b) The failure by Tenant to make any payment of Rent, as and when due where such failure shall continue for a period of five (5) days thereafter;

                      (c) The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4(a) and 24.4(b)) to be performed by Tenant, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any notice required under California Code or Civil Procedure Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than fifteen (15) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said fifteen (15) day period and thereafter diligently prosecute the same to completion provided, however, that such cure is completed no later than ninety (90) days from the date of written notice;

                      (d) Tenant makes an assignment for the benefit of creditors;

                      (e) A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                      (f) Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                      (g) Any involuntary petition is filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days; or

                      (h) Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

                      Notices required to be given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice. Tenant shall not be in default of this Lease solely because (a) it vacates the Demised Premises (provided Tenant's obligations under the Lease, including the obligation to pay Rent, are kept current), or (b) as a consequence of the appointment of a receiver or the exercise by any third party of any other remedy with respect to Tenant, Tenant's interest in this Lease or Tenant's other assets, unless the petition, receiver, attachment or other remedy is not discharged within sixty
(60) days.

                24.5 In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property in accordance with applicable law, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                      (a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                      (b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

                      (c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                      (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

                      (e) At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

                           As used in Subsections (a) and (b) above, "worth
at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Subsection (c) above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

                24.6 If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

                24.7 In the event Landlord elects to terminate this Lease and relet the Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                      First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the results of such reletting;

                      Second, to the payment of the costs and expenses of reletting the Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees incurred by Landlord in connection with the retaking of the Premises and such reletting;

                      Third, to the payment of rent and other charges due and unpaid hereunder; and

                      Fourth, to the payment of future rent and other damages payable by Tenant under this Lease.

                24.8 All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

                24.9 Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the date of Lease termination or (ii) the date possession of Demised Premises is surrendered.

                24.10 Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In the event Landlord fails to perform any of its obligations under this Lease and (except in case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within the period set forth in the preceding sentence, then Tenant may, in addition to Tenant's other rights at law and equity cure any default of Landlord at Landlord's cost and demand reimbursement by Landlord of the cost of such cure, with interest thereon at the rate of ten percent (10%) per annum or the highest rate allowed by law, whichever is less, from the date of the expenditure until repaid.

                24.11 In the event of any failure to perform obligations on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Building and to any landlord of any lease in which building is located whose address shall have been furnished and shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default (not to exceed sixty (60) days), provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

     25.   ASSIGNMENT OR SUBLETTING

           25.1 Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part hereof, or permit or suffer the Demises Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord's reasonable discretion.

           25.2 If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are or the voting control is transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 25.1 above.

           25.3 If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined by Landlord) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of foregoing, will consent to the assignment.

           25.4 In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least thirty (30) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice ("the Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable attorneys' fees, actually incurred by Landlord, not to exceed five hundred dollars ($500) in reviewing Tenants request for such assignment.

           25.5 Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), any change in use which such successor proposes to make in use of Demised Premises, and such other factors as Landlord, in its sole discretion, may consider. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

           25.6 As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or sharing of the Premises, Landlord may require, without limitation, any or all of the following:

(a) Tenant shall remain fully liable under this Lease during the unexpired term hereof;

(b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord respecting the relevant business experience and financial responsibility and status of the third party concerned;

(c) Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection with the review, processing and documentation of such request, not to exceed five hundred dollars ($500);

(d) If Tenant's transfer of rights or sharing of the Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall pay fifty percent (50%) of any rent paid by the assignee or sublessee in excess of Rent payable by Tenant under this Lease, after deducting therefrom the actual out of pocket costs to Tenant to effectuate the assignment or sublease, including, without limitation, the unamortized costs of any alterations installed in the Demised Premises at Tenant's expense, and any attorneys' fees, brokerage or leasing commissions, redecorating and remodeling costs in connection with such proposed assignment or subletting. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment;

(e) Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

(f) Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

(g)  Tenant shall not then be in Default hereunder in any respect;

(h) Such third party's proposed use of the Premises shall be the same as Tenant's permitted use;

(i) Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or sharing of the Premises;

(j) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or sharing of the Premises; and

(k) A list of Hazardous Material (as defined in Section 41.6 below), certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Material of such proposed sublessee as described in Section 41.1.1 below.

           25.7 Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Article 25 shall be void and shall, at the option of Landlord, terminate this Lease, pursuant to Article 24 hereof.

           25.8 The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

           25.9 Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

           25.10 If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises and Landlord as assignee for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

    26.  ATTORNEYS' FEES

         26.1 If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees and costs of suit. "Prevailing party" shall include a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

    27.  BANKRUPTCY

         27.1 In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

               (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

               (b) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

               (c) A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at time of execution of this Lease.

    28. DEFINITION OF LANDLORD

        28.1 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease (including, without limitation, any obligations or liability related to the security deposit) arising after the date of such transfer, assignment or conveyance, provided that such transferee assumes in writing the obligations of Landlord under this Lease. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

    29.  ESTOPPEL CERTIFICATE

         29.1 Tenant and Landlord shall within ten (10) days of written notice from Landlord or Tenant, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "E" (as appropriately modified in the case of a statement by Landlord) with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Landlord's or Tenant's knowledge, any uncured defaults on the part of the other hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's or Landlord's failure to deliver such statement within such time shall, at the option of the requesting party, constitute a default under this Lease, and, in any event, shall be conclusive upon such party that the Lease is in full force and effect and without modification except as may be represented by the requesting party in any certificate prepared by the requesting party and delivered to the other party for execution.

    30.  JOINT AND SEVERAL OBLIGATIONS

         30.1 If more than one person or entity executes this Lease as Tenant.

               (a) Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and

               (b) The term "Tenant" as used in this Lease shall mean and include each of them jointly and severally. The act of, notice from, notice to, refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund or so signed.

    31.  LIMITATION OF LANDLORD'S LIABILITY

         31.1 If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Project of which the Demises Premises are a part, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project of which the Demised Premises are a part.

         31.2 Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

         31.3 Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease. The provisions of this Article 31 shall not apply, however, to any losses, costs, claims or damages arising from or relating to the failure of a successor or assignee of Landlord to assume liability for the obligations of Landlord which accrued prior to the date of an assignment or other transfer of Landlord's interest in the Demised Premises.

    32.  PROJECT CONTROL BY LANDLORD

         32.1 Subject to Article 15 hereof, Landlord reserves full control over the Building and Project to the extent not inconsistent with Tenant's enjoyment of the Demised Premises. This reservation includes but is not limited to right of Landlord to subdivide the Project, convert the Building and or other buildings within the Project to condominium units, the right to grant easements and licenses to others and the right to maintain or establish ownership of Building separate from fee title to land.

         32.2 Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute any document which is of nature wherein liability is created in Tenant or if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease, or Tenant's use of the Demised Premises or Tenant's parking rights will be materially diminished.

    33.  QUIET ENJOYMENT

         33.1 So long as Tenant is not in Default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

     34.  QUITCLAIM DEED

          34.1 Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease.

     35.  RULES AND REGULATIONS

          35.1 Subject to Article 15 hereof, Tenant shall faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit "D" and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of said Rules and Regulations.

     36.  SUBORDINATION AND ATTORNMENT

          36.1 This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Project and Building of which the Demised Premises are a part, and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

          36.2 Notwithstanding the foregoing, Tenant shall execute and deliver upon ten (10) days written notice such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord. However, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request.

          36.3 In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, so long as such purchaser executes a written recognition agreement in form reasonably satisfactory to Landlord and Tenant providing that, so long as Tenant is not in Default hereunder, Tenant's rights of occupancy shall not be disturbed and Tenant shall receive all of the rights and services provided for under this Lease. Notwithstanding anything to the contrary in this Article 36, Landlord shall exercise reasonable efforts, prior to the date the Parties execute this Lease, to obtain from any lenders or ground lessors of the Project a written agreement in form reasonably satisfactory to Landlord and Tenant providing for recognition of Tenant's interests under this Lease in the event of a foreclosure of the lender's security interest or termination of the ground lease. Further, as a condition to Tenant's obligation to subordinate its leasehold interest to a ground lease or instrument of security, Landlord shall obtain from any such ground lessors or lenders a written recognition agreement in form reasonably satisfactory to Landlord, Tenant and such lender or ground-lessor providing that Tenant's rights of occupancy shall not be disturbed in the event of a termination of the ground lease or a foreclosure of the loan, and that in the event of such termination or foreclosure, so long as Tenant is not in Default hereunder, Tenant shall receive all of the rights and services provided for under this Lease.

     37.  SURRENDER

          37.1 No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

          37.2 The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.

          37.3 The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or Project, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Project, operate as an assignment of this Lease.

     38.  WAIVER AND MODIFICATION

          38.1 No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

     39.  WAIVER OF JURY TRIAL AND COUNTERCLAIMS

          39.1 The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and or any claim of injury or damage.

     40.  [Intentionally Omitted]

     41.  HAZARDOUS MATERIALS

          41.1 PROHIBITION/COMPLIANCE. Tenant shall not cause any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceeding sentence, or if Tenant's acts or omissions results in contamination of the Demised Premises, the Building, the Project or any adjacent Property or if contamination of the Demised Premises, the Building, the Project or any adjacent Property by Hazardous Material otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, by reason of Tenant's acts or omissions, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including without limitation diminution in value of the Demised Premises or any portion of the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises or Project, damages arising from any adverse impact on marketing of space in the Demised Premises or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises, the Building, the Project or any adjacent Property, caused by Tenant results in any contamination of the Demised Premises, the Building, the Project or any adjacent Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building, the Project or any adjacent Property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Project. To the best knowlege of Landlord, except as disclosed to Tenant in those certain reports identified on Exhibit J attached hereto, (i) no Hazardous Materials are present on the soil, surface water or groundwater thereof, (ii) no underground storage tanks or asbestos containing building materials are present on the Project, and (iii) no action, proceeding, or claim is pending or threatened concerning the Project concerning any Hazardous Materials or pursuant to any Laws regarding
Hazardous Materials ("Hazardous Materials Laws"). Landlord shall comply with any Hazardous Materials Laws relating to any Hazardous Material present at any time on or about the Demised Premises or the Project, or the soil, air, improvements, groundwater or surface water thereof, except to the extent that such Hazardous Material is released, emitted or aggregated on or about the Project by Tenant or Tenant's employees or agents, by other tenants of the Building, or by third parties. Upon Tenant taking possession of any Suite improved with laboratory improvements, Landlord shall provide Tenant with a letter report prepared by a reputable environmental engineering firm, describing the environmental condition of the Suite at time of delivery to Tenant which shall be used by Landlord to establish that the Suite was delivered to Tenant free of Hazardous Materials, except as may be set forth in the report. As used herein, the phrase

"knowledge of Landlord" shall mean the actual knowledge of Alan D. Gold and Gary A. Kreitzer as of the date hereof.

             41.1.1 BUSINESS. Landlord acknowledges that it is not the intent of this Article 41 to prohibit Tenant from operating its business as described in Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Demised Premises ("Hazardous Material List"). Tenant shall deliver to Landlord an updated Hazardous Material List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto the Demised Premises. Tenant shall deliver to Landlord, upon request, true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Material prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency; permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature, which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenant's at the Building concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code, and adopted by the City of San Diego ("UBC")) within the Building for the storage of Hazardous Materials. In the event that Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant's Pro Rata Share of the Building as set forth in Section 2.1.6 above, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Demised Premises classified by the UBC as an "H" occupancy area, for the use and storage of Hazardous Materials, or take such other action so that its share of the fire control areas of the Building is not greater than Tenant's Pro Rata Share of the Building.

             41.2 TESTING. At any time, and from time to time, prior to the expiration of the Lease Term Landlord shall have the right to conduct appropriate tests of the Demised Premises, Building and Project to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination to the extent Hazardous Materials are found and it is determined that Tenant has violated the provisions of Section
41.1 hereof. Tenant shall pay for the cost of the tests of the Demised Premises only if Hazardous Materials are found and it is determined that Tenant violated the provisions of Section 41.1 hereof.

             41.4 UNDERGROUND TANKS. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises and utilized or are hereafter placed on the Demised Premises by Tenant, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and Division 20, Chapter 6.7 of the California Health & Safety Code. "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

             41.5     TENANT'S OBLIGATIONS. Tenant's obligations under this
Article 41 shall survive the termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials, Tenant shall continue to pay the Rent in accordance with this Lease, which Rent shall be prorated daily.

             41.6 DEFINITION OF "HAZARDOUS MATERIAL." As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is
(i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account
Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

      42.    [INTENTIONALLY OMITTED]

      43.    MISCELLANEOUS

             43.1 TERMS AND HEADINGS. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

             43.2 EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

             43.3 TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

             43.4 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a condition and a covenant.

             43.5 CONSENTS. Whenever consent, designation, judgment, determination or approval of either party is required, that party shall not unreasonably withhold or delay such consent, approval, designation, judgment or determination.

             43.6 ENTIRE AGREEMENT. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Basic Lease Provisions, general Provisions, Addendum, and Exhibits all constitute a single document and are incorporated herein.

             43.7 SEVERABILITY. Any provision of this Lease which shall provide to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

             43.8 RECORDING. Landlord may, but shall not be obligated to, record a short form memorandum hereof without the consent of Tenant. Neither parties shall record this Lease.

             43.9 IMPARTIAL CONSTRUCTION. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

           43.10 INUREMENT. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 43.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

           43.11 NOTICES. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given three (3) business days after time when deposited in United States Mail if sent by registered or certified mail, addressed to Tenant at the Demised Premises, or to Tenant or Landlord at the addresses shown in Section 2.1.10 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes. Notices hereunder may also be given by reputable overnight courier and shall be deemed given one (1) business day after deposited with a reputable overnight courier service, addressed as set forth above.

           43.12 CALIFORNIA JURISDICTION. This Lease has been negotiated and entered into in the State of California and shall be governed by, construed and enforced in accordance with the laws of the State of California, applied to contracts made in California for California domiciliaries to be wholly performed in California.

           43.13 AUTHORITY. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this release on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

           43.14 LANDLORD'S ENTRY. Notwithstanding anything to the contrary contained in this Lease, Landlord and Landlord's agents, except in the case of emergency or other imminent threat to the Building or its occupants, or by consent of Tenant or its employees, shall provide Tenant with twenty-four
(24) hours' notice prior to entry of the Demised Premises. Any entry by Landlord and Landlord's agents shall not impair Tenant's operations more than reasonably necessary, and Tenant shall have the right to have an employee accompany Landlord at all times that Landlord is present on the Demised Premises.

           43.15 REASONABLE EXPENDITURES. Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred and shall be substantiated by documentary evidence (to the extent reasonably available) available for inspection and review by the other party or its representative during normal business hours.

     44.   EXISTING SPACE.

     The Sublease Premises identified as Suite 160 and 160A on Exhibit "A-1" attached hereto consisting of approximately 25,063 rentable square feet, is currently occupied by Tenant under a sublease with IDEC pursuant to the Master Lease. Following the execution hereof, Landlord and Tenant shall use their reasonable efforts to cause IDEC to terminate the Master Lease and, upon such termination, the Sublease Premises shall automatically become part of the Demised Premises subject to all of the terms and conditions hereof; provided that, Landlord shall not be required to expend any sums or incur any costs, or engage in any litigation, in connection with such efforts and further provided that Tenant shall be responsible for and pays to IDEC, at Tenant's sole cost and expense, any unamortized tenant improvement expenses owing by Tenant to IDEC pursuant to the Master Lease or otherwise. Following the surrender of the Sublease Premises by IDEC and termination of the Master Lease (whether pursuant to Landlord's and Tenant's efforts as provided hereinabove or pursuant to the expiration or termination of the Master Lease), Landlord shall deliver the Sublease Premises to Tenant, and the Sublease Premises shall thereupon become part of, and be included within the definition of, the Demised Premises subject to all of the terms and conditions of this Lease, except: (a) that the Demised Premises under the Lease shall be increased to include the rentable square feet of the Sublease Premises; (b) the new Basic Annual Rent shall be increased, with the Sublease Premises increasing the Basic Annual Rent at the square foot rental rate then applicable under the Lease; and (c) Tenant's new Pro Rata Share of Operating Expenses shall be increased based upon the addition of the Sublease Premises to the Demised Premises. In all other respects, the Lease shall remain in full force and effect, and shall apply to the Sublease Premises. Upon the delivery of the Sublease Premises to Tenant as provided herein, Landlord and Tenant shall execute and deliver an amendment to this Lease confirming the delivery and commencement date with respect thereto, and the other changes in the Lease terms described above.

45.  OPTION TO EXTEND TERM.

     Provided that Tenant is not then in Default, Tenant shall have the option ("Option") to extend the term of this Lease upon the following terms and conditions:

           (a) Tenant shall have two (2) consecutive options to extend the term of this Lease each for a period of five (5) years.

           (b)  In the event Tenant elects to exercise an Option under
Section 45 (a), the Lease terms shall be the same terms and conditions as set forth in this Lease except for the Basic Annual Rent, which shall be equal to the then current fair market rent as shall be mutually agreed upon by Landlord and Tenant. Either Party, however, may elect to terminate the Option (which termination shall be either Parties sole recourse and remedy) by giving written notice to the other Party, and the Option shall be of no further force or effect even after Tenant's due and timely exercise of an Option, if six months prior to the commencement date of the new term, Landlord and Tenant are unable in good faith to agree, in their respective sole discretion, upon a mutually satisfactory Basic Annual Rent.

           (c) The Option herein granted is not assignable separate and apart from this Lease.

           (d) The Option herein granted is for Tenant to extend the Lease for all (and not less than all) of the Demised Premises.

           (e) The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least nine (9) months prior to the end of the expiration of the initial term of this Lease or any prior extension thereof.

           (d) Tenant shall not have the right to exercise any Option, notwithstanding anything set forth above to the contrary:

                (1) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until the default alleged in said notice is cured; or

                (2)  At any time after an event of Default as described in
Article 24, of the Lease (without any necessity of Landlord to give notice of such default to Tenant) and continuing until any such default is cured, if curable; or

                (3) In the event that Tenant has defaulted in the performance of its obligations three (3) or more times and a service charge has become payable under Section 24.1 for each of such defaults during the twelve-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not the defaults are cured.

           (e) The period of time within which the Option may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Option because of the foregoing provisions of subparagraph (d).

           (f) All rights of Tenant under the provisions of the Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Option, if, after such exercise, but prior to the commencement date of the new term, (1) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant; (2) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default; or (3) Tenant has defaulted three (3) or more times and a service charge under Section 24.1 has become payable for any such default, during the period from the date of the exercise of such option to the date of the commencement of such option term, whether or not such defaults are cured.

     46.   OPTION TO EXPAND.

           46.1 Provided that Tenant is not then in Default, Tenant shall have the right, but not the obligation, to expand the Demised Premises (the "Expansion Option") in accordance with the provisions set forth below.

           46.1.1 AVAILABLE SPACE. For the purposes of the Expansion Option, "Available Space" shall mean any rentable area within the Building not leased to a tenant and not currently subject to any option or expansion rights of any other tenant. Tenant may exercise the Expansion Option as to any Available Space, provided however, that if the Available Space was configured for use by a single tenant, Tenant must exercise the Expansion Option as to all of such available Space. Tenant may not exercise the Expansion Option as to a portion or less than all or any Available Space configured for use by a single tenant.

           46.1.2 EXERCISE OF OPTION. From time to time, Landlord shall provide Tenant with written notice as to areas within the Building which Landlord believes are or will become Available Space (the "Available Space Notice"). The Available Space Notice shall identify the location, configuration and rentable square feet of the Available Space. Upon receipt of the Available Space Notice and for ten (10) business days thereafter (the "Expansion Option Period"), Tenant may exercise the Expansion Option by providing Landlord with written notice (the "Expansion Option Exercise Notice") that Tenant exercises its Expansion Option as to the Available Space identified in the Available Space Notice. If Tenant does not exercise the Expansion Option within the Expansion Option Period, the Expansion Option shall terminate as to the Available Space identified in the Available Space Notice until after it has been occupied by a new tenant, or is vacant for one hundred eighty (180) days after the Available Space Notice is given, after which time the Expansion Option shall renew as to said Available Space.

           46.1.3 AMENDMENT TO LEASE. Within ten (10) business days after the proper exercise of the Expansion Option, Tenant and Landlord shall enter into a written amendment to the Lease (the "Amendment") which shall provide, unless otherwise agreed in writing, (a) that the Amendment shall be effective the later of (i) ten (10) days after the date of the Amendment or (ii) the date by which all of the following have occurred: the prior tenant vacates the Available Space; Landlord has delivered legal possession of this Available Space to Tenant in substantially the condition set forth in Section
14.1 above; and Landlord has obtained the temporary certificate of occupancy, if required, from the appropriate governmental authorities required for the legal occupancy of the Available Space; (b) that the Demised Premises under the Lease shall be increased to include the rentable square feet of the Available Space; (c) the new Basic Annual Rent shall be increased, with the Available Space increasing the Basic Annual Rent at the square foot rental rate then applicable under the Lease; (d) Tenant's new Pro Rata Share of Operating Expenses shall be increased, based upon the addition of the Available Space to the Demised Premises; (e) the Security Deposit shall be increased (which shall be payable upon execution of the Amendment and shall be equal to one (1) month's Basic Annual Rent for said Available Space); and
(f) the number of parking spaces allocated to Tenant shall be increased proportionately. Provided Landlord has delivered to Tenant within five (5) business days of Tenant's exercise of the Expansion Option, the Amendment in form reasonably satisfactory to Tenant, in the event Tenant does not execute and deliver to Landlord the Amendment within the ten (10) day period stated herein, Tenant's Expansion Option as to the Available Space shall terminate until after it has been occupied by a new tenant, or is vacant for one hundred eighty (180) days after the Available Space Notice is given, after which time the Expansion Option renews as to said Available Space. Landlord shall not be required to provide any tenant improvements for the Available Space. In all other respects, the Lease shall remain in full force and effect, and shall apply to the Available Space.

           46.1.4 TERM LIMITATION. Notwithstanding any other provision relating to the Expansion Option, Tenant shall not be entitled to exercise the Expansion Option if the remaining Term under the Lease (not including unexercised options to extend the Term) is less than one (1) year.

           46.3 The exercise by Tenant of the Expansion Option is subject to the following terms and conditions:

                   (a) The Expansion Option herein granted to Tenant is not assignable separate and apart from this Lease.

                   (b) Tenant shall not have the right to exercise the Expansion Option, notwithstanding anything set forth above to the contrary:

                        (1) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any material provisions of this Lease and continuing until the default alleged in said notice is cured; or

                        (2) At any time after an event of default as described in Article 24, of this Lease (without any necessity of Landlord to give notice of such default to Tenant) and continuing until any such default is cured, if curable.

                   (c) The period of time within which the Expansion Option may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Option because of the foregoing provisions of subparagraph (b).

                   (d) All rights of Tenant under the provisions of the Expansion Option shall terminate and be of no further force or effect, even after Tenant's due and timely exercise of the Expansion Option, if, after such exercise, but prior to the commencement date of the term of the lease for the Available Space or part, (i) Tenant fails to pay the Landlord a monetary obligation of Tenant for a period of ten (10) days after written notice from Landlord to Tenant; or (ii) Tenant fails to cure a default (other than a monetary default) within thirty (30) days after Landlord gives notice to Tenant of such default.

           46.4 PRIORITY. The Parties acknowledge and agree that the Expansion Option initially arose in similar form and substance under Exhibit "G" of the Master Lease to Suite 160 made in July 31, 1986 and that as such, without making any representation or warranty with respect thereto, the Expansion Option rights may be senior in priority to any similar rights granted later in time to other tenants at the Building.

           46.5 Tenant shall be responsible for any brokerage fees owed to any third party engaged by Tenant in connection with any Expansion Option and shall indemnify Landlord with respect to any claims for any fees or commissions made by any person with whom Tenant dealt in connection with exercising the Expansion Option.

           46.6 SUPERSEDES PRIOR AGREEMENTS. The Expansion Option shall be exercised only as provided in this Agreement and supersede all prior agreements with respect to Available Space.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

Landlord:                               Tenant:

HEALTH SCIENCE PROPERTIES, INC.         SEQUANA THERAPEUTICS, INC.



By: /s/ Alan D. Gold                    By: /s/ M. Scott Salka
   ------------------------------          ------------------------------------

Name: Alan D. Gold                      Name:  M. Scott Salka
     ----------------------------            ----------------------------------

Its: President                          Its: V.P. Operations, CFO
    -----------------------------           -----------------------------------



By: /s/ Gary A. Kreitzer                By: /s/ T.J.R. Harris
   ------------------------------          ------------------------------------

Name:   Gary A. Kreitzer                Name: T.J.R. Harris
     ----------------------------            ----------------------------------

Its:    Senior Vice President           Its:  VP R&D
    -----------------------------           -----------------------------------

HSP                                         HEALTH SCIENCE PROPERTIES, INC.
                                            9737 Aero Drive, Suite 140
                                            San Diego, California 92123
                                            Telephone (619) 569-7606
                                            Fax (619) 569-1475

November 20, 1995                                     Hand Delivered

Mr. Scott Salka
Vice President of Operations and Chief Financial Officer
SEQUANA THERAPEUTICS
11099 North Torrey Pines Road, Suite 160
La Jolla, CA 92037

RE:  11099 North Torrey Pines Road
     Expansion Lease Agreement

Dear Scott:

This letter agreement ("Letter Agreement") is made in reference to that certain Expansion Lease ("Lease") made as of November 20, 1995 by and between Health Science Properties, Inc., a Maryland corporation ("HSP"), as Landlord and Sequana Therapeutics, Inc., a California corporation ("Sequana"), as Tenant, pertaining to various suites all located at 11099 North Torrey Pines Road, La Jolla, California.

In connection with HSP and Sequana entering into the Lease, Sequana has advised HSP that its future space demands may increase such that the premises it presently leases under the Lease may become inadequate prior to the expiration date of the Lease. To address this concern, HSP and Sequana hereby agree that in the event that HSP and Sequana enter into mutually acceptable agreements ("Build-to-Suit Agreement") for HSP to lease to Sequana a replacement facility (either by retrofitting an existing facility or building a new facility to suit Sequana's needs), HSP shall agree to terminate the Lease to coincide with the actual commencement of the payment of rent under the Build-to-Suit Agreement.

Nothing contained in this Letter Agreement, however, shall be construed as obligating either HSP or Sequana to enter into the Build-to-Suit Agreement, or entitle Sequana to terminate the Lease unless and until an unconditional and definite Build-to-Suit Agreement is executed and delivered by all parties.

Sincerely,

HEALTH SCIENCE PROPERTIES, INC.        ACKNOWLEDGED AND AGREED:

                                       SEQUANA THERAPEUTICS, INC.

By: /s/ Gary A. Kreitzer               By: /s/ M. Scott Salka
   ------------------------------         ------------------------------------

Name:   Gary A. Kreitzer               Name:   M. Scott Salka
     ----------------------------           ----------------------------------

Its:    Senior Vice President          Its:    V.P. Operations, CFO
    -----------------------------          -----------------------------------

                                       Date:   11/20/95
                                            ----------------------------------

cc:  Joel Marcus
     Alan Gold,
     George Eshaghian, Esq.

GAK:hfg

                      FIRST AMENDMENT TO EXPANSION LEASE
                         11099 NORTH TORREY PINES ROAD

         THIS FIRST AMENDMENT TO EXPANSION LEASE ("First Amendment") dated as of October __, 1996, is entered into by and between Health Science Properties, Inc., a Maryland corporation ("Landlord") and Sequana
Therapeutics, Inc., a California corporation ("Tenant") with regard to the following:

                                  RECITALS

         A. Landlord and Tenant are parties to that certain Expansion Lease dated as of November 20, 1995 ("Lease") pursuant to which Tenant leases from Landlord various premises (collectively called the "Demised Premises" and sometimes individually the "Suite" or "Suites") located on the property at 11099 North Torrey Pines Road, La Jolla, California 92037 ("Property"), as more particularly described in the Lease.

         B. Landlord and Tenant desire to modify the Lease as it applies to Suite 220 only, with respect to the Estimated Term Commencement Date, the Initial Basic Annual Rent and the Initial Monthly Rental Installments of Basic Annual Rent, all in accordance with the terms and conditions of the Lease and this First Amendment. Any capitalized, but undefined terms used in this First Amendment shall have the same meaning set forth in the Lease.

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. LEASE MODIFICATIONS. In exercising this First Amendment, the following modifications are made to the Lease, with respect to Suite 220:

             a) Section 2.1.4 of the Lease is hereby modified by increasing the Initial Basic Annual Rent from $21.00 per square foot of Rentable Area to $25.32 per square foot of Rentable Area, such that the Initial Basic Annual Rent for Suite 220 is One Hundred Eleven Thousand Four Hundred Eighty Three and 96/100 Dollars ($111,483.96). Said increase in the Initial Basic Annual Rent shall be effective from the actual Term Commencement Date for Suite 220 until December 17, 1997 at which date the Basic Annual Rent for Suite 220 shall readjust to the rate and amount as originally set forth in the Lease at Section 2.1.4, as adjusted in accordance with
                 Section 6 of the Lease.

             b) Section 2.1.5 of the Lease is hereby modified by increasing the Initial Monthly Rental Installments of Basic Annual Rent from $1.75 per square foot of Rentable Area to $2.11 per square foot of Rentable Area, such that the Initial Monthly Rental Installments of Basic Annual Rent for Suite 220 is Nine Thousand Two Hundred and Ninety and 33/100 ($9,290.33). Said increase in the Initial Monthly Rental Installments of Basic Annual Rent shall be effective from the actual Term Commencement Date for Suite 220 until December 17, 1997 at which date the Basic Annual Rent for Suite 220 shall readjust to the rate and amount as originally set forth in the Lease at Section 2.1.5, as adjusted in accordance with
                 Section 6 of the Lease.

             c) Section 2.1.7 (a) of the Lease is hereby modified by establishing an Estimated Term Commencement Date for Suite 220 of February 1, 1997.

         2. ADDITIONAL TERMS. Except as expressly provided to the contrary in this First Amendment, the terms and conditions of the Lease shall remain unchanged and in force and effect.

IN WITNESS WHEREOF the parties hereto have executed this First Amendment as of the date first written above.

LANDLORD                            TENANT
HEALTH SCIENCE PROPERTIES, INC.     SEQUANA THERAPEUTICS, INC.
By: /s/ Alan D. Gold                By: /s/ M. Scott Salka
   -----------------------              ------------------------------
Name: Alan D. Gold                  Name: M. Scott Salka
   -----------------------              ------------------------------
Its: President                      Its: VP, CFO
   -----------------------              ------------------------------
First Amendment                                       October 23, 1996
Expansion - Ste. 220

                      SECOND AMENDMENT TO EXPANSION LEASE

THIS SECOND AMENDMENT TO EXPANSION LEASE ("AMENDMENT") dated and effective as of May__, 1997 (the "EFFECTIVE DATE"), is entered into by and between SEQUANA THERAPEUTICS, INC., a California corporation ("TENANT"), and ALEXANDRIA REAL ESTATE EQUITIES, INC., formerly HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("LANDLORD") in connection with the following:

     A. Landlord and Tenant are parties to that certain Expansion Lease, dated as of November 20, 1995, as amended by that certain First Amendment to Expansion Lease dated as of October__, 1996 (as amended, the "LEASE"), pursuant to which Tenant leases from Landlord certain premises (the "DEMISED PREMISES") in a building located at 11099 North Torrey Pines Road, La Jolla, California (the "BUILDING"), and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

     B. Landlord has agreed, among other things, to lease to Tenant certain portions of the suite in the Building currently designated as Suite 250, which space shall remain designated as Suite 250 but shall be configured as outlined on Exhibit A attached hereto (the "ADDITIONAL SPACE"), and Tenant has agreed to accept such Additional Space.

     C. Landlord and Tenant now desire to amend the Lease to reflect the lease of the Additional Space to Tenant upon the terms and conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties hereto hereby agree as follows:

            1.    AMENDMENT TO LEASE.

                  1.1 Effective from and after the Effective Date, Exhibit A-2 to the Lease is hereby replaced in its entirety with Exhibit B attached hereto.

                  1.2 Section 2.1.3(a) of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                  "Rentable Area of the Demised Premises:
                  55,548 total sq. ft. as follows:
                  1.   Suites 160 & 160-A: 25,063 sq. ft.
                  2.   Suite 160 Exp.: 1,105 sq. ft.
                  3.   Suite 200: 5,821 sq. ft.
                  4.   Suite 210: 2,558 sq. ft.
                  5.   Suite 210 Exp.: 632 sq. ft.
                  6.   Suite 220: 4,403 sq. ft.
                  7.   Suite 250: 2,981 sq. ft.
                  8.   Suite 280: 5,546 sq. ft.
                  9.   Suite 290: 7,439 sq. ft."

                  1.3 Section 2.1.3(b) of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                  "Rentable Area of Building:
                  86,962 sq. ft."

                  1.4 Section 2.1.3(c) of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                  "Useable Area of the Demised Premises:
                  48,716 total sq. ft. as follows:
                  1.   Suites 160 & 160-A: 22,339 sq. ft.
                  2.   Suite 160 Exp.: 962 sq. ft.
                  3.   Suite 200: 4,992 sq. ft.
                  4.   Suite 210: 2194 sq. ft.
                  5.   Suite 210 Exp.: 541 sq. ft.
                  6.   Suite 220: 3,780 sq. ft.
                  7.   Suite 250: 2,515 sq. ft.
                  8.   Suite 280: 4,866 sq. ft.
                  9.   Suite 290: 6,527 sq. ft."

                  1.5 Section 2.1.4 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                  "Initial Basic Annual Rent:

                  1. For all of the Demised Premises other than Suite 220: (51,145 sq. ft.) x ($1.8025 per sq.
                               ft.) x (12 months) = $1,106,266.35.

                  2. For Suite 220 until December 17, 1997: (4,403 sq. ft.) x ($2.11 per sq. ft.) x (12 months) = $111,483.96.

                  3. For Suite 220 from and after December 17, 1997: (4,403 sq. ft.) x (the Monthly Rental Installment at the per square foot rental rate then payable with respect to the balance of the Demised Premises) x (12)."

                  1.6 Section 2.1.5 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                  "Initial Monthly Rental Installments of Basic Annual Rent:

                  1. For all of the Demised Premises other than Suite 220: (51,145 sq. ft.) x ($1.8025 per sq.
                               ft.) = $92,188.86.

                  2. For Suite 220 until December 17, 1997: (4,403 sq. ft.) x ($2.11 per sq. ft.) x (12 months) = $9,290.33.

                  3. For Suite 220 from and after December 17, 1997: (4,403 sq. ft.) x (the Monthly Rental Installment at the per square foot rental rate then payable with respect to the balance of the Demised Premises)."

                        1.7 Section 2.1.6 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                        "Tenant's Pro Rata Share:
                        63.87% of the Building as follows:
                        1.  Suites 160 & 160-A: 28.82%
                        2.  Suite 160 Exp.: 1.27%
                        3.  Suite 200: 6.69%
                        4.  Suite 210: 2.94%
                        5.  Suite 210 Exp.: 0.73%
                        6.  Suite 220: 5.06%
                        7.  Suite 250: 3.43%
                        8.  Suite 280: 6.38%
                        9.  Suite 290: 8.55%"

                        1.8 Section 2.1.10 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

                        "Address for Rent Payment:
                        251 South Lake Avenue, Suite 700
                        Pasadena, California 91101

                        Address for Notices to Landlord:
                        11440 West Bernardo Court, Suite 170
                        San Diego, California 92127

                        Address for Notices to Tenant:
                        11099 North Torrey Pines Road, Suite 160
                        La Jolla, California, 92037"

                        1.9 Section 2.1.13 of the Lease is hereby amended by adding the following sentence at the end thereof: "The Tenant Improvement Allowance originally granted in the amount of $470,300.00 has been spent in its entirety by Tenant."

                        1.10 "Available Space", as such term is defined in
Section 46.1.1 of the Lease is hereby amended, effective from and after the Effective Date, to mean any rentable area within the Building which Landlord is not obligated, as of or prior to the Effective Date, to deliver to any other tenant pursuant to the terms of such tenant's lease and which rentable area is not otherwise leased to or occupied by any other tenant and is not, as of or prior to the Effective Date, subject to any term extension options or rights of any other tenant. Landlord represents that, except for the amendment with Agouron executed by Landlord substantially concurrently herewith, it has not granted any similar additional rights to any other tenants since November 30, 1995.

                        1.11 Section 46.3 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows: "PRIORITY. Tenant's rights in connection with the Expansion Option are and shall be senior in priority to any similar rights granted after July 31, 1986, to any other tenants at the Building other than Agouron Pharmaceuticals, Inc. ("AGOURON") and Cytel Corporation ("CYTEL"), and Tenant's Expansion Option rights shall be junior and subordinate to all similar rights of Agouron and Cytel (and their respective successors and assigns) in existence as of the Effective Date."

                 2. IMPROVEMENTS: COMMENCEMENT.

                        2.1 Landlord shall, at Landlord's sole cost and expense, cause to be constructed in Suite 250 a demising wall, a new doorway and certain other improvements as may be required to cause Suite 250 to comply with all applicable building codes and to otherwise comply with the provisions of Section 4.1 of the Lease immediately prior to delivery of possession thereof to Tenant (collectively, "LANDLORD'S WORK"). Landlord shall use commercially reasonable efforts to cause Landlord's Work to be commenced and completed as soon as reasonably possible after the Effective Date. Landlord shall deliver possession of Suite 250 to Tenant upon the substantial completion (as defined in Section 2.4 hereof) of Landlord's Work.

                        2.2 Landlord shall provide Tenant with an allowance of $108,340 (the "ADDITIONAL IMPROVEMENT ALLOWANCE") to construct the tenant improvements and alterations to the Demised Premises as generally described in Exhibit C attached hereto (collectively, "TENANT'S WORK"). Any costs incurred in performing Tenant's Work in excess of the Additional Improvement Allowance shall be borne solely by Tenant. All of Tenant's Work shall be performed and constructed in accordance with Section 17 of the Lease and in accordance with the terms hereof. Tenant shall have until December 31, 1998 to expend the Additional Improvement Allowance and Landlord shall have no obligation to fund or disburse any portion of the Additional Improvement Allowance after such date. Tenant shall have the right to obtain disbursement of the first $33,000 of the Additional Improvement Allowance (the "INITIAL AMOUNT") from Landlord from time to time upon request and without any additional documentation, and disbursement of the balance of the Additional Improvement Allowance in excess of the Initial Amount shall be made from time to time but not more frequently than once per calendar month upon receipt of such lien releases and certificates from Tenant and Tenant's architects, contractors, subcontractors, suppliers, mechanics and materialmen as Landlord or Landlord's lenders may reasonably request, together with such evidence of completion of the Tenant's Work for which disbursement is requested and of the proper application of any portion of the Additional Improvement Allowance in excess of the Initial Amount as may have theretofore been paid or disbursed, and such other information and materials, as Landlord or Landlord's lenders may reasonably request. Landlord, in its discretion may elect to make any requested disbursements in excess of the Initial Amount directly to the contractors or supplier for which disbursement has been requested. Landlord should not unreasonably withhold its approval with respect to Tenant's proposed alterations, provided such alterations are performed by architects, contractors, suppliers or mechanics approved by Landlord in its sole discretion, exercised in good faith.

                        2.3 Tenant shall have the right to enter into Suite 250 prior to the completion of Landlord's Work ("EARLY OCCUPANCY") for the purpose of installing Tenant's equipment and other personal property and otherwise performing Tenant's Work, so long as such entrance and occupancy does not interfere with the completion of Landlord's Work. During any period of Early Occupancy, Tenant shall be subject to all of the terms and provisions of the Lease, as amended hereby, other than the obligation to pay Rent.

                        2.4 Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to pay Rent or perform any other obligation of the Lease other than in connection with Early Occupancy with respect to Suite 250 until the later to occur of (i) the date Landlord delivers possession with all of Landlord's Work substantially completed (subject only to a punch list of items which do not materially interfere with Tenant's use of Suite 250), or (ii) in connection with Landlord's Work, Landlord has received a temporary certificate of occupancy, if required, and a substantial completion certificate from the architect for the occupancy of Suite 250. If neither of the events set forth in clauses (i) or (ii), above, have occurred on or before__________, 199__ (the "TARGET DELIVERY DATE"), then, in addition to Tenant's other rights under this Amendment, the date on which Tenant is obligated to begin paying Rent with respect to Suite 250 shall be delayed by one (1) day for each one (1) day after the

Target Delivery Date that neither of the events set forth in clauses (i) or
(ii), above, have occurred.

              2.5 Landlord agrees that it shall not construct or cause to be constructed any material additional rentable square footage in the atrium portion of the Building without the prior consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord and Tenant agree that Tenant may consider the aesthetic impact upon the atrium of the Building and upon the Demised Premises as a result of any such proposed construction. Landlord acknowledges that it has no current plans to expand the rentable area of the Building into the atrium.

     3.   RIGHTS OF FIRST OFFER TO LEASE ADJACENT PAD.

          In the event that Landlord constructs or determines to pursue a build-to-suit project for a free-standing office or laboratory building upon the land immediately adjacent to the Building and more particularly described on Exhibit D attached hereto and desires to lease such new building for any purpose other than for parking, storage or placement of temporary trailers, Landlord shall deliver written notice thereof to Tenant, together with the terms and conditions upon which Landlord desires to lease such new building. Tenant shall have ten (10) business days following receipt of Landlord's notice to deliver to Landlord written notification of Tenant's agreement to lease from Landlord such new building upon the same terms and conditions as set forth in Landlord's notice. In the event Tenant fails to deliver notice of acceptance within such ten (10) business day period, or if Landlord and Tenant are unable to agree upon any of the terms of the lease agreement for such premises after negotiating in good faith, Tenant shall be deemed to have waived any right to lease such new building; provided, however, that in the event Landlord does not lease such new building within one-hundred eighty
(180) days thereafter, any proposed lease, for any purpose other than for parking, storage or placement of temporary trailers, shall again be subject to the provisions of this Section 3.

    4.   MISCELLANEOUS:

         4.1 This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

         4.2 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

         4.3 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

         4.4 Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party.

         4.5 Each term of this Amendment is contractual and not merely a recital.

         4.6 This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

         4.7 The unenforceability of a portion of this Amendment shall not affect the enforceability of the remainder of this Amendment.

         4.8 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

         4.9 Except as specifically amended or modified by this Amendment, the Lease (including, without limitation, Tenant's expansion and extension rights contained in the Lease as modified hereby) remains in full force and effect.

         4.10 EACH PARTY ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS CHOOSING IN CONNECTION WITH THE EXECUTION HEREOF AND HAS DONE SO, OR VOLUNTARILY ELECTED NOT TO DO SO.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                     "TENANT"

                                     SEQUANA THERAPEUTICS, INC.
                                     a California corporation



                                     By:  /s/ M. Scott Salka
                                        --------------------------
                                     Its: VP, CFO
                                        --------------------------


                                     "LANDLORD"

                                     ALEXANDRIA REAL ESTATE EQUITIES,
                                     INC., formerly known as HEALTH
                                     SCIENCE PROPERTIES, INC.,
                                     a Maryland corporation



                                     By:  /s/ [ILLEGIBLE]
                                        -----------------------------
                                     Its:
                                        -----------------------------

                   THIRD AMENDMENT TO EXPANSION LEASE

     THIS THIRD AMENDMENT TO EXPANSION LEASE ("AMENDMENT"), dated and effective as of August 24, 1998 (the "EFFECTIVE DATE"), is entered into by and between SEQUANA THERAPEUTICS, INC., a California corporation, doing business as AXYS PHARMACEUTICALS, INC. ("TENANT"), and ARE-11099 NORTH TORREY PINES, LLC, a Delaware limited liability company, successor in interest to ALEXANDRIA REAL ESTATE EQUITIES, INC., formerly HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("LANDLORD") in connection with the following:

     A. Landlord and Tenant are parties to that certain Expansion Lease, dated as of November 20, 1995, as amended by that certain First Amendment to Expansion Lease dated as of October __, 1996, and by that certain Second Amendment to Expansion Lease dated as of May 20, 1997 (as amended, the "LEASE"), pursuant to which Tenant leases from Landlord certain premises (the "DEMISED PREMISES") in a building located at 11099 North Torrey Pines Road, La Jolla, California (the "BUILDING"), and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

     B. Landlord has agreed, among other things, to lease to Tenant the suite in the Building currently designated as Suite 100, as outlined on Exhibit A attached hereto (the "ADDITIONAL SPACE"), and Tenant has agreed to accept such Additional Space.

     C. Landlord and Tenant now desire to amend the Lease to reflect the lease of the Additional Space to Tenant upon the terms and conditions set forth herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1. AMENDMENT TO LEASE.

          1.1 Effective from and after the Effective Date, Exhibit A-2 to the Lease is hereby replaced in its entirety with Exhibit B attached hereto.

          1.2 Section 2.1.2 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Designation of Demised Premises:

                       Suite                    Floor
                       -----                    -----
               1.      Suite  100                First
               2.      Suites 160 & 160-A        First
               3.      Suite  160 Exp.           First
               4.      Suite  200                Second
               5.      Suite  210                Second
               6.      Suite  210 Exp.           Second
               7.      Suite  220                Second
               8.      Suite  250                Second
               9.      Suite  280                Second
               10.     Suite  290                Second

          1.3 Section 2.1.3(a) of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Rentable Area of the Demised Premises: 60,056 total sq. ft. as follows:

               1.      Suite  100: 4,508 sq. ft.
               2.      Suites 160 & 160-A: 25,063 sq. ft.
               3.      Suite  160 Exp.: 1,105 sq. ft.
               4.      Suite  200: 5,821 sq. ft.
               5.      Suite  210: 2,558 sq. ft.
               6.      Suite  210 Exp.: 632 sq. ft.
               7.      Suite  220: 4,403 sq. ft.
               8.      Suite  250: 2,981 sq. ft.
               9.      Suite  280: 5,546 sq. ft.
               10.     Suite  290: 7,439 sq. ft."

          1.4 Section 2.1.3(b) of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Rentable Area of Building: 86,962 sq. ft."

          1.5 Section 2.1.3(c) of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Useable Area of the Demised Premises: 52,638 total sq. ft. as follows:

               1.      Suites 100: 3,922 sq. ft.
               2.      Suites 160 & 160-A: 22,339 sq. ft.
               3.      Suite  160 Exp.: 962 sq. ft.
               4.      Suite  200: 4,992 sq. ft.
               5.      Suite  210: 2,194 sq. ft.
               6.      Suite  210 Exp.: 541 sq. ft.
               7.      Suite  220: 3,780 sq. ft.
               8.      Suite  250: 2,515 sq. ft.
               9.      Suite  280: 4,866 sq. ft.
               10.     Suite  290: 6,527 sq. ft."

          1.6 Section 2.1.4 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Basic Annual Rent: For all of the Demised Premises: (60,056 sq. ft.) x ($1.8567 per sq. ft.) x (12 months) = $1,338,047.68."

          1.7 Section 2.1.5 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Monthly Rental Installments of Basic Annual Rent: For all of the Demised Premises: (60,056 sq. ft.) x ($1.8567 per sq. ft.) = $111,503.97."

          1.8 Section 2.1.6 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

          "Tenant's Pro Rata Share of the Building: 69.06%"

          1.9 Section 2.1.10 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

              "Address for Rent Payment:
              135 N. Los Robles Avenue, Suite 250
              Pasadena, CA 91101
              Attention: Accounts Receivable

              Address for Notices to Landlord:
              135 N. Los Robles Avenue, Suite 250
              Pasadena, CA 91101
              Attention: General Counsel

              Address for Notices to Tenant:
              11099 North Torrey Pines Road, Suite 160
              La Jolla, California, 92037"

     2.  IMPROVEMENTS; COMMENCEMENT.

         2.1 Tenant acknowledges that: (i) the occupancy of Suite 100 is limited to a maximum of 30 persons as a result of the current exiting from such Suite, and (ii) a second one hour fire rated exit cannot practically be provided at this time. Landlord and Tenant agree that Landlord shall pay one half the cost (not to exceed $8,000) of providing a non-fire rated exit as described on the attached Exhibit C. In addition, Landlord shall provide to Tenant an allowance of $21,591.00 to be used by Tenant for improvements to Suite 100. Upon Landlord's payment of such amount at the direction of Tenant for such improvements to Suite 100, Landlord shall, for all purposes of the Lease be deemed to have fully discharged all of its obligations under Section
14.1 of the Lease with respect to Suite 100. Tenant acknowledges and agrees that Landlord's sole obligation under Section 14.1 of the Lease with respect to Suite 100 shall be to make such allowance available to Tenant.

         2.2 Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to pay Rent or perform any other obligation of the Lease with respect to Suite 100 until 30 days after Landlord tenders possession of Suite 100 to Tenant.

         3.   MISCELLANEOUS:

         3.1 This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

         3.2 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

         3.3 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

         3.4 Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party.

         3.5 Each term of this Amendment is contractual and not merely a recital.

         3.6 This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

         3.7 The unenforceability of a portion of this Amendment shall not affect the enforceability of the remainder of this Amendment.

         3.8 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

         3.9 Except as specifically amended or modified by this Amendment, the Lease (including, without limitation, the First Amendment and the Second Amendment) remains in full force and effect.

         3.10 EACH PARTY ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS CHOOSING IN CONNECTION WITH THE EXECUTION HEREOF AND HAS DONE SO, OR VOLUNTARILY ELECTED NOT TO DO SO.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                       "TENANT"

                                       SEQUANA THERAPEUTICS, INC.,
                                       a California corporation

                                       By: /s/ Illegible
                                           ------------------------------------
                                       Its: Sr. VP & CFO
                                           ------------------------------------

                                       "LANDLORD"

                                       ARE -- 11099 NORTH TORREY PINES, LLC, a
                                       Delaware limited liability company

                                       BY: ALEXANDRIA REAL ESTATE EQUITIES,
                                           INC., a Maryland corporation

                                           By: /s/ Lynn Anne Shapiro
                                               --------------------------------
                                           Its: General Counsel
                                               --------------------------------

                              Exhibit "A"

                              [FLOOR PLAN]

                               Floor One

                              Exhibit "B"

                              [FLOOR PLAN]

                     11099 North Torrey Pines Road
                          La Jolla, California

                               Floor One

                              Exhibit "C"

                              [FLOOR PLAN]


                            PARTIAL 1ST FLOOR
                            ARE/BUILDING 7 STUDY
                            Not to Scale   8-10-98

                      FOURTH AMENDMENT TO EXPANSION LEASE

     THIS FOURTH AMENDMENT TO EXPANSION LEASE ("AMENDMENT"), dated and effective as of March 31, 1999 (the "EFFECTIVE DATE"), is entered into by and between SEQUANA THERAPEUTICS, INC., a California corporation, doing business as AXYS PHARMACEUTICALS, INC. ("TENANT"), and ARE - 11099 NORTH TORREY PINES, LLC, a Delaware limited liability company, successor-in-interest to ALEXANDRIA REAL ESTATE EQUITIES, INC., formerly HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("LANDLORD") in connection with the following:

     A. Landlord and Tenant are parties to that certain Expansion Lease, dated as of November 20, 1995, as amended by that certain First Amendment to Expansion Lease dated as of October__, 1996, by that certain Second Amendment to Expansion Lease dated as of May 20, 1997, and by that certain Third Amendment to Expansion Lease ("THIRD AMENDMENT") dated as of August 24, 1998 (as amended, the "LEASE"), pursuant to which Tenant leases from Landlord certain premises (the "DEMISED PREMISES") in a building located at 11099 North Torrey Pines Road, La Jolla, California (the "BUILDING"), and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

     B. Landlord has agreed to provide a tenant improvement allowance to Tenant for a portion of the Demised Premises, conditioned upon Tenant repaying such tenant improvement allowance over the remainder of the term of the Lease, and Tenant has agreed to accept such tenant improvement allowance upon such condition.

     C. Landlord and Tenant now desire to amend the Lease to reflect Landlord's provision of the tenant improvement allowance to and the amortized repayment thereof by Tenant upon the terms and conditions set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.     AMENDMENTS  TO LEASE.

            1.1 Section 4.6 of the Lease is hereby amended by (i) adding the title "Tenant Improvement Allowances:" at the beginning of such section (after the number of the section), (ii) renumbering the existing text of
Section 4.6 as Section 4.6(a), (iii) changing all existing references in the Lease from "Tenant Improvements" to "Suite 160 & 210 Tenant Improvements,"
(iv) changing all existing references in the Lease from "TI Allowance" to "Suite 160 & 210 TI Allowance," and (v) adding the following as Section 4.6(b):

            "(b)    Landlord shall provide Tenant with a tenant improvement
allowance (the "Suite 100 TI Allowance") of up to Three Hundred Thousand Dollars ($300,000) for tenant improvements which Tenant desires to make to Suite 100 (the "Suite 100 TI's"). Such amount shall be paid by Landlord to Tenant in one lump sum payment upon: (i) lien free completion of the Suite 100 TI's, (ii) Tenant's acceptance thereof from the contractor or contractors performing such work, and (iii) presentation to Landlord of lien waivers, receipts for payment and such other evidence of the payment in full of all costs and expenses of the Suite 100 TI's as Landlord shall reasonably request. If the total cost of the Suite 100 TI's exceeds the Suite 100 TI Allowance, the overage shall be the sole responsibility of Tenant, and shall be at Tenant's sole cost and expense. Except for the payment of the Suite 100 TI Allowance and as set forth in the Third Amendment, Landlord shall have no obligation or liability of any kind with respect to the Suite 100 TI's, which shall be subject to all of the approvals and conditions described in Article 17 hereof with respect to Alterations undertaken by Tenant."

            1.2 Section 5.2 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

     "5.2   In addition to Basic Annual Rent, Tenant agrees to pay to
Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share ("Tenant's Pro Rata Share"), as set forth in Section 2.1.6 and as may be subsequently amended, of Operating Expenses as provided in Article 7, (ii) commencing June 1, 1999, tenant improvement rent equal to the actual amount of the Suite 100 TI Allowance actually paid by Landlord, fully amortized, with interest at a rate of 13% per annum, in 31 equal monthly installments commencing June 1, 1999 and ending December 1, 2001 ($11,445.04 per month if the full $300,000
Suite 100 TI Allowance is used by Tenant), and (iii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation the cost of utilities not paid by Tenant directly to the supplier and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period."

     2.     MISCELLANEOUS:

            2.1 This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

            2.2 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

            2.3 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

            2.4 Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party.

            2.5 Each term of this Amendment is contractual and not merely a recital.

            2.6 This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

            2.7 The unenforceability of a portion of this Amendment shall not affect the enforceability of the remainder of this Amendment.

            2.8 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

            2.9 Except as specifically amended or modified by this Amendment, the Lease (including, without limitation, the First Amendment, the Second Amendment, and the Third Amendment) remains in full force and effect.

            2.10 EACH PARTY ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS CHOOSING IN CONNECTION WITH THE EXECUTION HEREOF AND HAS DONE SO, OR VOLUNTARILY ELECTED NOT TO DO SO.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                           "TENANT"

                           SEQUANA THERAPEUTICS, INC., a California corporation, d/b/a Axys Pharmaceuticals, Inc.


                           By:   /s/ Daniel H. Petree
                               -------------------------------------------------
                           Its:  President & COO
                               -------------------------------------------------


                           "LANDLORD"

                           ARE - 11099 NORTH TORREY PINES, LLC, a Delaware limited liability company

                           BY: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland
                                  corporation


                                  By:   /s/ Lynn Anne Shapiro
                                      ------------------------------------------
                                  Its:  GENERAL COUNSEL
                                      ------------------------------------------

                        FIFTH AMENDMENT TO EXPANSION LEASE


     THIS FIFTH AMENDMENT TO EXPANSION LEASE ("AMENDMENT"), dated and effective as of October __, 1999 (the "EFFECTIVE DATE"), is entered into by and between SEQUANA THERAPEUTICS, INC., a California corporation, doing business as AXYS PHARMACEUTICALS, INC. ("TENANT"), and ARE - 11099 NORTH TORREY PINES, LLC, a Delaware limited liability company, successor-in-interest to ALEXANDRIA REAL ESTATE EQUITIES, INC., formerly HEALTH SCIENCE PROPERTIES, INC., a Maryland corporation ("LANDLORD") in connection with the following:

     A. Landlord and Tenant are parties to that certain Expansion Lease, dated as of November 20, 1995, as amended by that certain First Amendment to Expansion Lease dated as of October __, 1996, by that certain Second Amendment to Expansion Lease dated as of May 20, 1997, by that certain Third Amendment to Expansion Lease dated as of August 24, 1998, and by that certain Fourth Amendment to Expansion Lease dated as of March __, 1999 (as amended, the "LEASE"), pursuant to which Tenant leases from Landlord certain premises (the "DEMISED PREMISES") in a building located at 11099 North Torrey Pines Road, La Jolla, California (the "BUILDING"), and more particularly described in the Lease. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

     B. Landlord has agreed to provide a tenant improvement allowance to Tenant for a portion of the Demised Premises, conditioned upon Tenant repaying such tenant improvement allowance over the remainder of the term of the Lease, and Tenant has agreed to accept such tenant improvement allowance upon such condition.

     C. Landlord and Tenant now desire to amend the Lease and to entirely replace and supercede the Fourth Amendment to reflect Landlord's provision of the tenant improvement allowance to and the amortized repayment thereof by Tenant upon the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.  AMENDMENTS TO LEASE.

         1.1 Section 4.6 of the Lease is hereby amended by (i) adding the title "Tenant Improvement Allowances:" at the beginning of such section (after the number of the section), (ii) renumbering the existing text of
Section 4.6 as Section 4.6(a), (iii) changing all existing references in the Lease from "Tenant Improvements" to "Suite 160 & 210 Tenant Improvements,"
(iv) changing all existing references in the Lease from "TI Allowance" to "Suite 160 & 210 TI Allowance," and (v) adding the following as Section 4.6(b):

        "(b) Landlord shall provide Tenant with a tenant improvement allowance (the "Suite 100 TI Allowance") of up to Two Hundred Ninety-One Thousand, Eight Hundred Fifty-Eight and 44/100ths Dollars ($291,858.44) for tenant improvements which Tenant desires to make to Suite 100 (the "Suite 100 TI's"). Such amount shall be paid by Landlord to Tenant in one lump sum payment upon: (i) lien free completion of the Suite 100 TI's, (ii) Tenant's acceptance thereof from the contractor or contractors performing such work, and (iii) presentation to Landlord of lien waivers, receipts for payment and such other evidence of the payment in full of all costs and expenses of the Suite 100 TI's as Landlord shall reasonably request. If the total cost of the Suite 100 TI's exceeds the Suite 100 TI Allowance, the overage shall be the sole responsibility of Tenant, and shall be at Tenant's sole cost and expense. Except for the payment of the Suite 100 TI Allowance and as set forth in the Third Amendment, Landlord shall have no obligation or liability of any kind with respect to the Suite 100 TI's, which shall be subject to all of the approvals and conditions described in Article 17 with hereof with respect to Alterations undertaken by Tenant."



                                                    [11099 N. Torrey Pines Road]
                                                          [Axys Pharmaceuticals]

         1.2 Section 5.2 of the Lease is hereby amended in its entirety, effective from and after the Effective Date, to read as follows:

     "5.2 In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share ("Tenant's Pro Rata Share"), as set forth in Section 2.1.6 and as may be subsequently amended, of Operating Expenses as provided in Article 7, (ii) commencing October 1, 1999, tenant improvement rent equal to Two Hundred Ninety-One Thousand, Eight Hundred Fifty-Eight and 44/100ths Dollars ($291,858.44), fully amortized, with interest at a rate of 13% per annum, in 27 equal monthly installments commencing October 1, 1999 and ending December 1, 2001 ($12,525.46 per month), and (iii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation the cost of utilities not paid by Tenant directly to the supplier and any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period."

     2.  MISCELLANEOUS:

         2.1 This Amendment shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of California.

         2.2 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

         2.3 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

         2.4 Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party.

         2.5 Each term of this Amendment is contractual and not merely a recital.

         2.6 This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

         2.7 The unenforceability of a portion of this Amendment shall not affect the enforceability of the remainder of this Amendment.

         2.8 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

         2.9 Except as specifically amended or modified by this Amendment, the Lease (including, without limitation, the First Amendment, the Second Amendment, and the Third Amendment) remains in full force and effect.

         2.10 This Fifth Amendment entirely replaces and supercedes the Fourth Amendment, which is hereby terminated and of no further force or effect.






                                                   [11099 N. Torrey Pines Road]
                                       2                 [Axys Pharmaceuticals]

                      2.11. EACH PARTY ACKNOWLEDGES THAT IT HAS HAD ADEQUATE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL OF ITS CHOOSING IN CONNECTION WITH THE EXECUTION HEREOF AND HAS DONE SO, OR VOLUNTARILY ELECTED NOT TO DO SO.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                             "TENANT"

                             SEQUANA THERAPEUTICS, INC., a California corporation, d/b/a Axys Pharmaceuticals, Inc.

                             By:   /s/ Daniel H. Petree
                                -----------------------------------
                             Its:
                                 ----------------------------------
                                   DANIEL H. PETREE
                                   PRESIDENT & COO

                             "LANDLORD"

                             ARE - 11099 NORTH TORREY PINES, LLC, a Delaware limited liability company

                             By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a
                                   Maryland corporation

                             By:   /s/ Lynn Anne Shapiro
                                -----------------------------------
                             Its:
                                 ----------------------------------
                                   LYNN ANNE SHAPIRO
                                   GENERAL COUNSEL






                                                   [11099 N. Torrey Pines Road]
                                                         [Axys Pharmaceuticals]

                      [ALEXANDRIA LETTERHEAD]


                                              CONFIDENTIAL FOR ADDRESSEE ONLY -
                                                      DO NOT COPY OR DISTRIBUTE



[LOGO]                                        ARE-11088 NORTH TORREY PINES, LLC

                                                   9828 WILLOW CREEK ROAD
                                              SUITE 440  o  SAN DIEGO, CA 92131
                                                    TEL: 858-530-8190
                                                    FAX: [ILLEGIBLE]

                          March 30, 2001



VIA FACSIMILE (858) 404-0750


Jean J. Lockhart
Senomyx, Inc.
11099 North Torrey Pines Road, Suite 160
La Jolla, CA 92037


      RE:  11099 N. TORREY PINES ROAD
           AGREEMENT TO EXPAND INTO PFIZER OCCUPIED SPACE

Dear Jean:

     Pursuant to our conversation, I would like to confirm the terms and conditions agreed upon by ARE-11099 North Torrey Pines, LLC ("LANDLORD") and Senomyx, Inc. ("TENANT") with respect to Tenant's expansion into the space currently occupied by Pfizer, Inc. ("PFIZER") at 11099 N. Torrey Pines
Road:

     1. In reliance on Tenant's agreements set forth herein, Landlord will pursue:

          (a)   an extension of the Pfizer lease for only one year,

          (b) a termination of all of Pfizer's remaining extension options. If we are successful, the term of the Pfizer lease will expire
     September 30, 2002, and

          (c) Pfizer's agreement to remove the temporary banner on the "tombstone" sign in front of the main entrance of the building by April 30, 2001.

          (d) Pfizer's agreement to prohibit employees or company vehicles from parking in the designated visitor parking areas.

          (e) Pfizer's agreement to use the circular driveway area in front of the building for "Loading" purposes only.

     2.   Landlord and Tenant agree to the following:

          (a)   Tenant waives its right to cancel its lease of space at 11099
     N. Torrey Pines Road (the "Existing Lease") contained in Section 3.3 of the Consent to Assignment, dated July 12, 2000, by and between, Landlord and Tenant,

Jean Lockhart
Expansion into Pfizer Space
March 30, 2001
Page 2


                                              CONFIDENTIAL FOR ADDRESSEE ONLY -
                                                      DO NOT COPY OR DISTRIBUTE



          (b) Landlord agrees to modify Section 45 (b) of the lease to read "The option is conditional upon Tenant giving Landlord written notice at least six (6) months prior to the end of the expiration of the initial term of this lease or any prior extension thereof".

          (c) Landlord agrees to modify the last sentence of the first paragraph of Section 3.2 of the Consent to Assignment, dated July 12, 2000 by and between Landlord and Tenant to read "Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to fund any portion of the TI Loan amount after June 30, 2001".



     Unless executed by Tenant below, this letter shall not be binding on either Tenant or Landlord. If this letter is acceptable, please date and execute where indicated below and return to me. Upon such execution by Tenant below on or before March 30, 2001, this letter shall be binding on both Tenant and Landlord.


                              Sincerely,

                              /s/ Jeffrey Ryan

                              Jeffrey Ryan, CPM(REGISTRATION MARK)
                              Assistant Vice President, Regional Asset Services for ARE-11099 North Torrey Pines, LLC


AGREED AND ACCEPTED

By: /s/ Jean J. Lockhart
    ----------------------------

Name: Jean J. Lockhart
      ----------------------------

Title: Vice President, Finance & Administration
       ----------------------------------------

Date: 3/30/01
      ----------------------------


cc:   Joel Marcus
      Jim Richardson
      Pete Nelson
      Mike Kelcy



K:\Asset Management - Jeff\2-11099 NTPR\Correspondence - Tenants\Senomyx\Senomyx
 Pfizer_REV 2Ex3-30-01.DOC

                                [LETTERHEAD]


[LOGO]
Senomyx,(Trademark) Inc.            Received
                                   Sep 05 2001
                                   By _________


VIA FEDERAL EXPRESS



                                  August 31, 2001


Michael C. Kelcy
Senior Vice President, Real Estate Legal Affairs
ARE-11099 North Torrey Pines, LLC
135 N. Los Robles Avenue, Suite 250
Pasadena, CA 91101

Re:   11099 N. Torrey Pines Road
      Extension of Lease


Dear Mr. Kelcy:

We are in receipt of your letters, dated August 20 and 27, 2001, regarding our extension of the above-referenced lease under Section 45. We continue to disagree with your assessment of our rights and the intent of renewal as set forth in these letters. As a first step, however, we would like to confirm and finalize the terms and conditions as set forth below.

Upon execution, this amendatory letter agreement ("Agreement") will be binding among the parties with respect to the the lease, dated November 20, 1995, as amended (the "Lease"). The following modifications are hereby made to the Lease:

    1. Effective January 1, 2002, the Basic Annual Rent for all of the Demised Premises (as defined in the Lease) will automatically increase to the following: (60,056 sq. ft.) x ($2.75 per sq. ft.) x (12 months) = $1,981,848. The Basic Annual Rent will be adjusted annually as provided under Section 6 of the Lease.

    2. Section 2.1.7(b) of the Lease is hereby amended in its entirety to read as follows: "The Term Expiration Date is December 31, 2006".

    3. For purposes of clarity, the parties acknowledge that ARE-11099 North Torrey Pines, LLC will loan Senomyx up to $2,000,000 towards tenant improvements pursuant to Section 3.2 of the Consent to Assignment.

    4. Except as specifically amended or modified by this Agreement, the Lease remains in full force and effect.





11099 N. Torrey Pines  o  La Jolla, California 92037  o  Tel: (858) 646-8300
Fax: (858) 404-0752

The parties agree to negotiate in good faith an amendment to the Lease as set forth in Jeff Ryan's June 6, 2001 letter to Senomyx (the "Proposed Amendment"), which if agreed to and executed, will modify the terms of the Lease. However, even if the parties are unable in good faith to agree upon a mutually satisfactory Proposed Amendment, Senomyx will continue to occupy the premises demised under the Lease, as amended by this Agreement.

Please acknowledge your understanding and approval of these conditions by signing in the space below and returning an original of this Agreement to my attention. If you have any questions please feel free to contact me.

Sincerely,


[SIG]
/s/ Saiid Zarrabian
Saiid Zarrabian
President and Chief Operating Officer

Direct Dial: (858) 646-8304
Fax: (858) 404-0750



AGREED AND ACCEPTED
ARE-11099 NORTH TORREY PINES, LLC



By:    /s/ Michael C. Kelcy
      ---------------------------
       Michael C. Kelcy

       Senior Vice President
Title: Real Estate Legal Affairs
      ---------------------------

Date:            9/6/01
      ---------------------------


cc: Jean Lockhart
    Kelly Knight
    Joel Marcus
    Jeffrey Ryan
    James Richardson
    Peter Nelson
    Julie Crumb

                      SIXTH AMENDMENT TO EXPANSION LEASE

     THIS SIXTH AMENDMENT TO EXPANSION LEASE ("AMENDMENT"), dated as of April 27, 2002, is entered into by and between SENOMYX, INC., a Delaware corporation ("TENANT") and ARE-11099 NORTH TORREY PINES, LLC, a Delaware limited liability Company ("LANDLORD"), with reference to the following:

                                  RECITALS
                                  --------

     A. Health Science Properties, Inc. ("HSP"), a predecessor-in-interest to Landlord, and Sequana Therapeutics, Inc., doing business as AXYS Pharmaceuticals, Inc. ("ORIGINAL TENANT"), are parties to that certain Expansion Lease dated as of November 20, 1995, as amended by that certain letter agreement dated November 20, 1995, between HSP and Original Tenant, that certain First Amendment to Expansion Lease dated October, 1996, between HSP and Original Tenant, that certain Second Amendment to Expansion Lease dated May 20, 1997 (the "SECOND AMENDMENT"), between Alexandria Real Estate Equities, Inc. ("ARE"), formerly known as HSP, and Original Tenant, that certain Third Amendment to Expansion Lease dated August 24, 1998, between Landlord, successor-in-interest to ARE, and Original Tenant, that certain Fourth Amendment to Expansion Lease dated March 31, 1999, between Landlord and Original Tenant, that certain Fifth Amendment to Expansion Lease dated October, 1999, between Landlord and Original Tenant, as assigned pursuant to that certain Assignment and Assumption of Lease dated as of July 12, 2000, between Tenant and Original Tenant, and as further amended by that certain Consent to Assignment dated as of July 12, 2000 (the "CONSENT TO ASSIGNMENT"), by and among Landlord, Tenant and Original Tenant, and those certain letter agreements dated March 30, 2001, and August 31, 2001, between Landlord and Tenant (collectively, the "LEASE").

     B. Pursuant to the terms of the Lease, Tenant leases from Landlord the Demised Premises in a building located at 11099 North Torrey Pines Road, La Jolla, California, and more particularly described in the Lease. All initial capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

     C. Landlord delivered an Available Space Notice to Tenant regarding 26,906 rentable square feet in the Building (the "AVAILABLE SPACE"). The Available Space is more particularly described on EXHIBIT A attached hereto. Tenant has elected to exercise its Expansion Option with respect to the Available Space. The Available Space includes all of the rentable area within the Building which is currently being leased to Agouron Pharmaceuticals, Inc./Pfizer, Inc., pursuant to a lease which expires on September 30, 2002.

     D. Landlord and Tenant now desire to amend the Lease upon the terms and conditions set forth herein to reflect the exercise by Tenant of its Expansion Option with respect to the Available Space.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.  AMENDMENTS TO LEASE

     1.1 Effective from and after the Effective Date (as hereinafter defined), the Lease is hereby amended to provide that the Demised Premises shall include the Available Space.

     1.2 Effective from and after the Effective Date, the Lease is hereby amended to provide that Basic Annual Rent for all of the Demised Premises is 86,962 square feet x $2.75 per square foot x 12 months = $2,869,746.00. Basic Annual Rent is subject to adjustment in accordance with Section 6 of the Lease.

     1.3 Effective from and after the Effective Date, the Lease is hereby amended to provided that Monthly Rental Installments of Basic Annual Rent for all of the Demised Premises is 86,962 square feet x $2.75 per square foot = $239,145.50. Monthly Rental Installments of Basic Annual Rent are subject to adjustment in accordance with Section 6 of the Lease.

     1.4 Effective from and after the Effective Date, the Lease is hereby amended to provide that Tenant's Pro Rata Share of the Building is 100%.

     1.5 Effective from and after the Effective Date, the Lease is hereby amended to provide that the Security Deposit is increased from $108,000.00 to $181,991.50. Tenant shall, prior to May 10, 2002, deliver to Landlord an amendment to the existing letter of credit serving as Tenant's Security Deposit which increases such letter of credit from $108,000.00 to $181,991.50. The amendment to the letter of credit shall be in form and substance satisfactory to Landlord.

     1.6 As used herein, the term "EFFECTIVE DATE" shall mean the date by which both of the following shall have occurred: (i) the existing tenant has vacated the Available Space, and (ii) Landlord delivers possession of the Available Space to Tenant in substantially the condition set forth in Section
14.1 of the Lease.

     1.7 Effective from and after the Effective Date, Section 2.1.3(c) of the Lease is hereby amended in its entirety to read as follows: "Usable Area of the Demised Premises is 76,092 total square feet."

     2.  MISCELLANEOUS

     2.1 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

     2.2 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

     2.3 This Amendment may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Amendment, which shall be binding upon and effective as to all parties.

     2.4 The parties will execute all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Amendment.

     2.5 Except as specifically amended or modified by this Amendment, the Lease remains in full force and effect.

                      [Signatures are on the next page.]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                   TENANT:

                                   SENOMYX, INC.,             Approved
                                   a Delaware corporation     /s/ KK
                                                              --------

                                   By:  /s/ PAUL GRAYSON
                                        ----------------------------------
                                   Its: Chairman & CEO
                                        ----------------------------------


                                   LANDLORD:

                                   ARE-11099 NORTH TORREY PINES, LLC,
                                   a Delaware limited liability company

                                   By: Alexandria Real Estate Equities, Inc.,
                                       A Maryland corporation, managing member

                                       By: /s/ PETER J. NELSON
                                           -------------------------------
                                           Name:  PETER J. NELSON
                                                  ------------------------
                                           Title: SENIOR VICE PRESIDENT &
                                                  CHIEF FINANCIAL OFFICER
                                                  ------------------------

                                  EXHIBIT A

                        Description of Available Space

                                 [Attached]

                                 EXHIBIT A-1

                                 First Floor

                                    [MAP]

                                 EXHIBIT A-2

                                Second Floor

                                    [MAP]

                       ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "ASSIGNMENT") dated as of July 12, 2000, is by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation ("ASSIGNOR"), and SENOMYX, INC. (formerly known as Ambryx, Inc.), a Delaware corporation ("ASSIGNEE").

                                    RECITALS
                                    --------
       A. Assignor is the current tenant under that certain Lease dated as of November 20, 1995, as amended by a letter agreement dated November 20, 1995, a First Amendment to Expansion Lease dated October ___, 1996, a Second Amendment to Expansion Lease dated May ___, 1997, a Third Amendment to Expansion Lease dated August 24, 1998, a Fourth Amendment to Expansion Lease dated March 31, 1999 and a Fifth Amendment to Expansion Lease dated October ___, 1999, by and between ARE-11099 North Torrey Pines, LLC, a Delaware Limited Liability Company, successor in interest to Alexandria Real Estate Equities, Inc., formerly known as Health Science Properties, Inc., a Maryland corporation as landlord ("LANDLORD"), and Assignor, as tenant (collectively, the "LEASE"), which Lease affects that certain real property commonly known as Suite 160, Suite 160A, Suite 160 Exp., Suite 200, Suite 210, Suite 210 Exp., Suite 220, Suite 250, Suite 280 and Suite 290 within the building located at 11099 North Torrey Pines Road, La Jolla, California and more particularly described in the Lease (the "LEASED PREMISES"). A true and complete copy of the Lease is attached hereto as EXHIBIT A.

       B. Assignor is the sublessor and Assignee is the sublessee under that certain Sublease dated as of December 20, 1999, which affects that certain real property commonly known as Suite 160 within the Leased Premises (the "SUBLEASE").

       C. Assignor desires to assign to Assignee all of its interest as the tenant under the Lease and Assignee desires to accept the assignment thereof.

       D. Assignor and Assignee desire to terminate the Sublease.

       E. In addition to the Sublease, Assignor has sublet portions of the Premises pursuant to two subleases, one dated February 1, 1999 between Assignor and PPGx, Inc., as amended by letter agreements dated July 1, 1999 and November 8, 1999 (the "PPGx SUBLEASE"), and another dated April 1, 1999 between Assignor and Akkadix, as successor to Xyris, Inc., as amended by letter agreements dated August 1, 1999 and November 8, 1999 (the "XYRIS SUBLEASE"). The PPGx Sublease and the Xyris Sublease are collectively referred to herein as the "APPROVED SUBLEASES." True and complete copies of the Approved Subleases are attached hereto as EXHIBIT B.

       NOW, THEREFORE, for mutual valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

       1. Assignor hereby assigns to Assignee all of Assignor's right, title and interest in, to and under the Lease and the Approved Subleases, including, subject to Paragraph 4 below, the right to any and all security deposits, and agrees to indemnify, defend and hold Assignee harmless from and against any and all losses, costs, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of Assignor's obligations under the Lease and the Approved Subleases originating prior to the date of this Assignment. Assignor shall pay to Assignee any Rent (as such term is defined in the Approved Subleases) received by Assignor under the Approved Subleases attributable to periods after the date of this Assignment.

       2. Assignee hereby assumes all of the tenant's obligations under the Lease and the Approved Subleases and agrees to indemnify, defend and hold Assignor harmless from and against any and all losses, costs, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and expenses, arising out of the tenant's obligations under the Lease and the Approved Subleases originating on or after the date of this Assignment. Assignee shall pay to Assignor any Rent (as such term is defined in the Approved Subleases) received by Assignee under the Approved Subleases attributable to periods prior to the date of this Assignment.

       3. The Sublease is hereby terminated.

       4. Within 5 business days of execution of this Assignment, Assignee shall pay to Assignor the amount of $73,926.80, which amount is the difference between the security deposit paid by Assignor under the Lease ($108,000) and the security deposit paid by Assignee under the Sublease ($34,073.20). If Assignee fails to pay such amount to Assignor within such time period, Assignor shall have the right to terminate this Assigment.

       5. Assignor has not sublet, assigned or hypothicated Assignor's leasehold interest in the Leased Premises other than pursuant to the Sublease and the Approved Subleases, and, together, the Sublease and the Approved Subleases cover all of the space leased by Assignor under the Lease. Assignor represents and warrants to Assignee that upon assumption of Assignor's obligations under the Lease, Assignee will succeed to Assignor's interest under the Approved Subleases and that no consents to this Assignment are required under the Approved Subleases.

       6. Assignor represents to Assignee that the Lease is in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Assignee, or, to the best of Assignor's knowledge, Landlord. Assignor represents to Assignee that the Approved Subleases are in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Assignor, or, to the best of Assignor's knowledge any of the tenants under the Approved Subleases.

       7. Notwithstanding anything to the contrary herein, this Assignment shall be contingent upon (i) consent to this Assignment by Landlord, and (ii) the execution by all tenants under the Approved Subleases of estoppel certificates in substanially the form attached hereto as EXHIBIT C. Notwithstanding anything to the contrary herein, in the event that Assignor is unable to procure and deliver to Assignee the foregoing, as required, within fifteen (15) days following mutual execution hereof, then Assignee shall have the right until such delivery to terminate this Assignment.

       8. All improvements to be constructed on any portion of the Premises have been completed, paid for, and accepted as may be required and the Leased Premises are free of any liens that may be the responsibility of Assignor under the Lease. To Assignor's actual knowledge, without inquiry, (i) the Leased Premises are in good working order and repair, and (ii) any uses of Hazardous Materials by Assignor or any occupant of the Leased Premises claiming rights through Assignor are in compliance with all applicable laws.

       9. Assignor represents and warrants that it has dealt with no broker in connection with this Assignment and the transactions contemplated herein. Assignor shall indemnify, protect, defend and hold Assignee harmless from all costs and expenses (including, reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.

       10. Each party shall protect, defend and hold the other harmless, against and from any and all claims, demands, losses, liabilities, damages, costs and expenses (including, without limitation, attorney's and consultants' fees and the costs and expenses of defense) arising or resulting from its breach of any covenant representation or warranty under this Assignment.

       11. In the event of any litigation between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees and expenses.

       12. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

       13. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date first above written.

                       ASSIGNOR:

                       AXYS PHARMACEUTICALS, INC.,
                       a Delaware corporation

                       By:  /s/ Will S. Newell
                          -----------------------------------------------------

                       Print Name:  William S. Newell
                                  ---------------------------------------------

                       Title:  Senior Vice President
                             --------------------------------------------------

                                          ASSIGNEE;

                                          SENOMYX, INC.,
                                          a Delaware corporation

                                          By:  /s/ Paul A. Grayson
                                             ----------------------------------
                                          Print Name:  Paul A. Grayson
                                                     --------------------------
                                          Title:  President & CEO
                                                -------------------------------

                                    EXHIBIT A

                                      LEASE

                                  See attached.

                            CONSENT TO ASSIGNMENT

     This Consent to Assignment (this "CONSENT") is made as of July 12, 2000, by and among ARE-11099 NORTH TORREY PINES, LLC, a Delaware limited liability company, having an address of 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 ("LANDLORD"), AXYS PHARMACEUTICALS, INC., a Delaware corporation, having an address of 180 Kimball Way, South San Francisco, California 94080 ("TENANT"), and SENOMYX, INC., a Delaware corporation, having an address of 11099 North Torrey Pines Road, Suite 160, San Diego, California 92037 ("ASSIGNEE"), with reference to the following Recitals.

                               R E C I T A L S

     A. Landlord and Tenant have entered into that certain Expansion Lease, dated as of November 20, 1995, as amended by that certain letter agreement dated November 20, 1995, that certain First Amendment to Expansion Lease dated October, 1996, that certain Second Amendment to Expansion Lease dated May, 1997, that certain Third Amendment to Expansion Lease dated August 24, 1998, that certain Fourth Amendment to Expansion Lease dated March 31, 1999 and that certain Fifth Amendment to Expansion Lease dated October, 1999 (collectively, the "LEASE"), wherein Landlord leased to Tenant certain premises (the "PREMISES") commonly known as a portion of, and located at, 11099 North Torrey Pines Road, and more particularly described in the Lease.

     B. Tenant desires to assign its entire interest in the Lease, which assignment is to include the Premises and any security deposit held by Landlord thereunder, to Assignee, and Assignee desires to accept the assignment thereof pursuant to the terms of that certain Assignment and Assumption of Lease dated as of July 12, 2000 (the "ASSIGNMENT").

     C. Tenant and Assignee desire to obtain Landlord's consent to the Assignment pursuant to the terms of the Lease and Landlord desires to grant its consent in exchange for certain consideration from Tenant and Assignee, including, without limitation, the modifications to the Lease and Assignment set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and Assignee each hereby agree:

     1. DEFINITIONS. All initially-capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

     2. CONSENT TO ASSIGNMENT. Landlord hereby consents to the Assignment, subject to the condition that if Assignee elects, pursuant to Section 45 of the Lease, to extend the term of the Lease beyond December 31, 2001, Landlord and Assignee hereby agree that the Basic Annual Rent for the first year of such initial renewal term shall be equal to $2.75 per rentable square foot per month. Basic Annual Rent shall thereafter be adjusted as provided for in the Lease. Assignee shall have all of the rights and obligations of Tenant under the Lease notwithstanding the fact that some of such rights and obligations may have been expressly personal to Tenant.

     3.  OTHER AGREEMENTS OF LANDLORD AND ASSIGNEE.

              3.1 Assignee hereby agrees to provide Landlord the opportunity to invest up to $500,000 in Assignee's next bona fide round of private equity financing at the actual financing price pursuant to a separate letter agreement dated of even date herewith (the "INVESTMENT AGREEMENT") entered into by and between Landlord and Assignee. This Consent is expressly conditioned upon the execution and delivery of the Investment Agreement in the form previously agreed to by Landlord and Assignee.

              3.2 Landlord hereby agrees to lend to Assignee, on the terms and conditions set forth herein, an amount not to exceed $2,000,000 (the "TI LOAN AMOUNT") for permanent, fixed improvements to the Premises which shall remain in the Premises upon the expiration or earlier termination of the Lease. Any such tenant improvements shall be Alterations and shall be undertaken pursuant to Section 17 of the Lease. If Assignee wishes an advance of all or any portion of the TI Loan Amount in connection with any Alteration, Assignee shall, in addition to the documents to be provided to Landlord pursuant to Section 17 of the Lease, deliver to Landlord a written request for Landlord to fund all or a portion of the TI Loan Amount for such Alteration; PROVIDED, HOWEVER, that no such request shall be for less than $100,000. Landlord shall review the proposed Alteration and shall inform Assignee, at the same time Landlord gives its consent, if any, to such Alteration, what portion, if any, of such Alteration may be funded from the TI Loan Amount. Thereafter, Landlord shall fund such amounts upon presentation to Landlord of draw requests containing unconditional lien waivers and such other documents as are customary for construction projects in the San Diego area; PROVIDED, HOWEVER, that no such draw request shall be for less than $100,000. Notwithstanding anything contained herein to the contrary, Landlord shall have no obligation to fund any portion of the TI Loan Amount after March 31, 2001, if Assignee fails on or before such date to extend the Term of the Lease beyond December 21, 2001, and otherwise after December 31, 2002. Assignee shall provide Landlord with "as-built" plans promptly following completion of any Alterations to the Premises.

              The TI Loan Amount shall be repaid by Assignee, with interest at a rate of 12% per annum, on the earlier of (a) 5 years from the date of the first advance of the TI Loan Amount and (b) December 31, 2006 (the "DUE DATE"). Each monthly installment shall be (i) such amount of principal and interest as shall amortize the then outstanding balance of the TI Loan Amount in level installments of principal and interest by the Due Date, (ii) due and payable on the same date that Rent is due under the terms of the Lease and
(iii) be considered Rent under the Lease. Assignee's failure to pay any such monthly installment concurrently with Rent shall constitute a Default under the Lease, subject to the cure period set forth in Section 24.4(b) of the Lease. Notwithstanding anything contained herein to the contrary, upon the termination or earlier expiration of the Lease, the entire unamortized balance of the TI Loan Amount, together with any accrued but unpaid interest thereon, shall be immediately due and payable by Assignee to Landlord and any amount not immediately paid by Assignee to Landlord shall be subject to all interest, penalties and other sums due Landlord for Assignee's failure to pay Rent under the Lease.

              3.3 If Agouron Pharmaceuticals, Inc. ("AGOURON") exercises its renewal option pursuant to that certain lease dated July 25, 1995 between Landlord and Agouron with respect to the portion of the Project described therein, Landlord shall notify Assignee of such renewal within 30 days of Agouron's notice to Landlord ("LANDLORD'S NOTICE"). Upon delivery of such notification by Landlord, Assignee shall have the one-time right to terminate (the "TERMINATION RIGHT") the Lease, which Termination Right must be exercised by March 31, 2002 and if not exercised by such date shall be deemed to have been waived, by (i) delivering written notice to Landlord that Assignee is exercising its Termination Right ("ASSIGNEE'S NOTICE") and (ii) concurrently paying Landlord the entire unamortized amount, as of the date such Termination Right is exercised, of the TI Loan Amount, together with any accrued but unpaid interest thereon. If Assignee fails to deliver Assignee's Notice and the payment described in the immediately preceding sentence to Landlord within 30 days from the date of Landlord's Notice, Assignee shall be deemed to have waived its Termination Right and the Lease shall continue in full force and effect. If Assignee exercises its Termination Right, then the Lease shall terminate on the date which is 12 months from the date of Assignee's Notice except for those provisions in the Lease which specifically provide for survival after the termination or expiration of the Lease.

              3.4 Landlord hereby confirms that Assignee shall have the right, with the consent of Landlord, which consent shall not be unreasonably withheld or delayed, to place one sign with Assignee's name on the exterior of the Building (the "BUILDING SIGN") and one sign with Assignee's name on the Torrey Pines Road entrance to the Project (the "MONUMENT SIGN"). The Building Sign and the Monument Sign shall be referred to herein collectively as the "ASSIGNEE'S SIGN." The Assignee's Sign shall generally conform to the size and design of signs in the area in which the Premises are located and shall conform to Landlord's portfolio design criteria. Assignee shall be solely responsible for all costs, fees, charges, expenses or other sums related to Assignee's Sign, including without limitation, costs related to
(i) manufacture and installation of Assignee's Sign, (ii) removal of Assignee's Sign upon the expiration or earlier termination of the Lease,
(iii) permits required by any governmental authority with respect to Assignee's Sign, and (iv) assuming that Assignee's Sign conforms to all legal requirements applicable to the Project; PROVIDED, HOWEVER, that Landlord shall provide Assignee with an allowance of $10,000 towards the Monument Sign as provided for in Section 4.7 of the Lease. Assignee acknowledges that Landlord shall have the right to place its own monument sign at the Torrey Pines Road entrance to the Project with respect to the office park in which the Premises are located.

              3.5 Landlord hereby agrees, at its expense, to (i) renovate the circular drive located at the entrance to the Building, and (ii) install, at its sole cost and expense, a fire alarm system in the Building (the "FIRE ALARM SYSTEM"). Landlord shall complete such projects in due course consistent with Landlord's schedule for such work at the Project, but in any event no later than December 31, 2001, which date shall be extended one day for each day that Landlord is unable to work on such projects because of strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, delays resulting from Tenant's security requirements and other causes beyond the reasonable control of Landlord. Assignee hereby grants Landlord and any of its employees, agents, consultants, contractors, subcontractors, assignees or successors-in-interest, the right to enter the Premises for purposes of designing and installing the Fire Alarm System. Assignee acknowledges and agrees that the performance of the work described in clause (i) and (ii) of this SECTION 3.5 may result in disruption of Assignee's operations on the Premises; PROVIDED, HOWEVER, that (a) Landlord shall provide Assignee with no less than 48 hours prior notice once upon commencing such work, (b) Landlord's entry onto the Premises shall be subject to Assignee's reasonable security requirements so long as such security requirements do not interfere with Landlord's work and (c) Landlord shall use commercially reasonable efforts to minimize the disruption to Assignee's operations. If Landlord should fail to perform its obligations under this SECTION 3.5 in a timely fashion, Assignee shall not have the right to terminate the Lease or set-off any Rent due under the Lease.

              3.6 Upon expiration or earlier termination of the Lease, Assignee shall return the Premises in the same condition as of the effective date of the Assignment, excepting normal wear and tear and damage to the Building due to casualty which Landlord has elected not to repair pursuant to the Lease. In no event shall Assignee be required to remove any Alterations or improvements that were constructed prior to the effective date of the Assignment.

     4. MISCELLANEOUS.

              4.1 This Consent and the other agreements set forth herein shall not be effective and the Assignment shall not be valid nor shall Assignee take possession of the Premises unless and until Landlord shall have received: (a) a fully executed counterpart of the Assignment, (b) a fully executed counterpart of this Consent, and (c) reimbursement from Tenant for all of Landlord's costs and expenses in preparing and negotiating this Consent and the documents described herein.

              4.2 Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Assignment, all of which shall be subordinate and at all times subject to all of the covenants, agreements, terms, provisions and conditions contained in the Lease and in this Consent.

              4.3 Except as expressly set forth herein, neither this Consent nor the Assignment shall be construed to modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including Assignee's obligation to obtain any required consents for any other or future assignments or sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord's obligations or liabilities under the Lease (including, without limitation, any liability to Tenant for any security deposit held by Landlord under the Lease, and all interests in which have been assigned by Tenant to Assignee), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord, Tenant and Assignee to be in full force and effect.

              4.4  Notwithstanding anything in the Assignment to the contrary:

                        (a) Assignee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease arising subsequent to the date of the Assignment.

                        (b) Tenant and Assignee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Assignment or the Lease and this Consent, the terms of this Consent shall control.

              4.5 Upon a default by Assignee under the Lease, Landlord may proceed directly against Assignee, Tenant or anyone else directly or indirectly liable under the Lease without first exhausting Landlord's remedies against any other person or entity liable thereon to Landlord. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. Notwithstanding anything contained herein to the contrary (a) Tenant shall not be liable for any portion of the TI Loan Amount, (b) Tenant shall not be liable for any obligations under the Lease arising after December 31, 2001 and (c) Tenant shall not be liable for any obligations arising out of or related to the Investment Agreement.

           4.6 Assignee and Tenant shall pay any broker commissions or fees that may be payable as a result of the Assignment and Assignee and Tenant, jointly and severally, hereby indemnify and agree to hold Landlord harmless from and against any liability for any broker commissions or fees payable in connection with the Assignment.

           4.7 This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

           4.8 This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

           4.9 This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Premises are located, without regard to its principles of conflicts of law.

           4.10 All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord, Tenant and Assignee may from time to time by written notice to the other designate another address for receipt of future notices.

                    [remainder of page intentionally blank]

     IN WITNESS WHEREOF, Landlord, Tenant and Assignee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:                     ARE-11099 NORTH TORREY PINES, LLC,
                              a Delaware limited liability company

                              By:  Alexandria Real Estate Equities, Inc.,
                                   a Maryland corporation


                                   By:  /s/ Lynn Anne Shapiro
                                      -------------------------------------
                                      Its:
                                          ---------------------------------
                                           LYNN ANNE SHAPIRO
                                           GENERAL COUNSEL


TENANT:                       AXYS PHARMACEUTICALS, INC.,
                              a Delaware corporation


                              By:  /s/ Will S. Newell
                                  -----------------------------------------
                                    Its:  SERVICE PRESIDENT
                                         ----------------------------------


ASSIGNEE:                     SENOMYX, INC.,
                              a Delaware corporation


                              By:  /s/ Paul A. Grayson
                                  -----------------------------------------
                                    Its:  PRESIDENT & CEO
                                         ----------------------------------


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